UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Soliciting Material Pursuant to §240.14a-12

HEARTWARE INTERNATIONAL, INC.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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[April 16, 2013]

Dear Stockholder:

You are cordially invited to attend this year’s annual meeting of stockholders to be held on Tuesday, May 21, 2013, at 5:00 P.M., U.S. Eastern Time (7:00 A.M., May 22, 2013 Australian Eastern Standard Time), at our corporate headquarters, 205 Newbury Street, Suite 101, Framingham, MA.

The matters to be acted upon are described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

Whether or not you expect to attend the annual meeting, you are urged to submit your proxy or Voting Instruction Form as soon as possible so that your shares (or shares underlying your CDIs) can be voted at the annual meeting in accordance with your instructions. For specific instructions on voting, please refer to the instructions on the proxy card or applicable Voting Instruction Form.

Your vote is very important and we encourage you to vote promptly.

We look forward to seeing you at the annual meeting.

Sincerely yours,

Douglas Godshall
Douglas Godshall
Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 21, 2013 (U.S. EASTERN TIME)

TO OUR STOCKHOLDERS:

Notice is hereby given that the annual meeting of stockholders of HeartWare International, Inc., a Delaware corporation, will be held on Tuesday, May 21, 2013, at 5:00 P.M., U.S. Eastern Time (7:00 A.M., May 22, 2013 Australian Eastern Standard Time), at our corporate headquarters, 205 Newbury Street, Suite 101, Framingham, MA, for the following purposes:

1. To elect a class of three directors, identified in the accompanying Proxy Statement, to hold office until our 2016 annual meeting of stockholders and until their successors are duly elected and qualified (“Proposal No. 1”);

2. To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013 (“Proposal No. 2”);

3. To consider and act on an advisory vote to approve the compensation paid to certain executive officers (“Proposal No. 3”);

4. For the purposes of ASX Listing Rule 10.14 and for all other purposes, to approve the grant of 25,000 restricted stock units to Douglas Godshall on the terms set out in the accompanying proxy statement (“Proposal No. 4”);

5. For the purposes of ASX Listing Rule 10.14 and for all other purposes, to approve the grant of up to 1,000 restricted stock units and 1,000 stock options to Robert Thomas on the terms set out in the accompanying proxy statement (“Proposal No. 5”);

6. For the purposes of ASX Listing Rule 10.14 and for all other purposes, to approve the grant of up to 1,000 restricted stock units and 1,000 stock options to Dr. Seth Harrison on the terms set out in the accompanying proxy statement (“Proposal No. 6”);

7. For the purposes of ASX Listing Rule 10.14 and for all other purposes, to approve the grant of up to 1,000 restricted stock units and 1,000 stock options to Timothy Barberich on the terms set out in the accompanying proxy statement (“Proposal No. 7”);

8. For the purposes of ASX Listing Rule 10.14 and for all other purposes, to approve the grant of up to 1,000 restricted stock units and 1,000 stock options to Cynthia Feldmann on the terms set out in the accompanying proxy statement (“Proposal No. 8”);

9. For the purposes of ASX Listing Rule 10.14 and for all other purposes, to approve the grant of up to 1,000 restricted stock units and 1,000 stock options to Charles Raymond Larkin, Jr. on the terms set out in the accompanying proxy statement (“Proposal No. 9”);

10. For the purposes of ASX Listing Rule 10.14 and for all other purposes, to approve the grant of up to 1,000 restricted stock units and 1,000 stock options to Robert Stockman on the terms set out in the accompanying proxy statement (“Proposal No. 10”);

11. For the purposes of ASX Listing Rule 10.14 and for all other purposes, to approve the grant of up to 1,000 restricted stock units and 1,000 stock options to Dr. Denis Wade on the terms set out in the accompanying proxy statement (“Proposal No. 11”);

12. For the purposes of ASX Listing Rule 7.4 and for all other purposes, to ratify the issuance and sale of 1.725 million shares of our common stock (equivalent to 60.375 million CHESS Depositary Interests) pursuant to a public offering conducted in accordance with the Prospectus Supplement dated March 12, 2013 as filed with the Securities Exchange Commission and the Australian Securities Exchange (“Proposal No. 12”); and

13. To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Stockholders of record as of the close of business (5:00 P.M.) on April 2, 2013 (U.S. Eastern Time), the record date for the meeting, are entitled to receive notice of, to vote at and attend the meeting and any adjournment or postponement of the meeting, except to the extent that they are excluded from voting under the ASX Listing Rules. The voting exclusions are set out in the accompanying proxy statement. Beneficial owners of shares held by brokers, banks and other nominees as well as record holders of our CHESS Depositary Interests, or CDIs, as of the close of business on the record date, are entitled to receive notice of and attend the meeting or any adjournment or postponement of the meeting. Beneficial owners may instruct their brokers, banks and nominees and CDI holders may instruct our CDI Depositary, CHESS Depositary Nominees Pty Ltd, or CDN, to vote their shares or shares underlying CDIs, as the case may be, by following the instructions on the enclosed applicable Voting Instruction Form. Doing so permits beneficial owners to instruct their broker, bank or nominee and CDI holders to instruct CDN to vote on their behalf at the meeting in accordance with their instructions.

The Proxy Statement that accompanies and forms part of this notice of meeting provides information in relation to each of the matters to be considered. This notice of meeting and the Proxy Statement should be read in their entirety. If stockholders are in doubt as to how they should vote, they should seek advice from their legal counsel, accountant, solicitor or other professional adviser prior to voting.

By order of the Board of Directors,

Douglas Godshall
Douglas Godshall
Chief Executive Officer

April [16], 2013

IMPORTANT: To assure that your shares are represented at the meeting, please vote (or, direct your broker, bank or nominee or CDN to vote) your shares over the telephone, via the Internet or by marking, signing, dating and returning the enclosed proxy card or applicable Voting Instruction Form to the address specified. If you attend the meeting, you may choose to vote in person even if you have previously voted your shares, except that beneficial owners and CDI holders may only instruct their broker, bank or nominee or CDN to vote on their behalf by following the instructions on the enclosed applicable Voting Instruction Form. Beneficial owners and CDI holders may not vote in person at this annual meeting unless a valid proxy has been obtained from their broker, bank or nominee or CDN, as the case may be, with respect to their ownership interests.

INTERNET AVAILABILITY OF PROXY MATERIALS	1

VOTING INSTRUCTIONS AND INFORMATION	1

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	4

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	12

REVIEW OF RELATED PARTY TRANSACTIONS	13

DIRECTOR COMPENSATION	13

PROPOSAL NO. 1—ELECTION OF DIRECTORS	16

PROPOSAL NO. 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	17

REPORT OF THE AUDIT COMMITTEE	18

EXECUTIVE COMPENSATION	19

COMPENSATION AND COMMITTEE REPORT	32

SUMMARY COMPENSATION TABLE	33

PROPOSAL NO. 3—ADVISORY VOTE ON EXECUTIVE COMENSATION	44

PROPOSAL NO. 4—APPROVAL OF THE GRANT OF RESTRICTED STOCK UNITS TO DOUGLAS GODSHALL UNDER THE 2012 STOCK INCENTIVE PLAN	45

PROPOSALS NO. 5—11—APPROVAL OF THE GRANT OF RESTRICTED STOCK UNITS AND STOCK OPTIONS TO NON-EMPLOYEE DIRECTORS OF THE COMPANY UNDER THE 2012 STOCK INCENTIVE PLAN	48

PROPOSAL NO. 12—RATIFICATION OF ISSUANCE OF SHARES IN CONNECTION WITH A PUBLIC OFFERING	50

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	52

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	55

OTHER BUSINESS	55

HEARTWARE INTERNATIONAL, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 21, 2013 (U.S. EASTERN TIME)

The accompanying proxy is solicited by the Board of Directors of HeartWare International, Inc., a Delaware corporation (the “company”), for use at our annual meeting of stockholders to be held at 5:00 P.M on Tuesday, May 21, 2013, U.S. Eastern Time (7:00 A.M., May 22, 2013 Australian Eastern Standard Time), or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

The complete mailing address, including zip code, of our principal executive offices is 205 Newbury Street, Suite 101, Framingham, Massachusetts 01701.

This Proxy Statement was first mailed to our stockholders on or about April [16], 2013.

INTERNET AVAILABILITY OF PROXY MATERIALS

A complete set of proxy materials relating to our annual meeting is available on the Internet. These materials, consisting of the Notice of Annual Meeting, Proxy Statement, Proxy Card, CDI Voting Instruction Form and Annual Report on Form 10-K, may be viewed and printed at:

http://www.edocumentview.com/HTWR

VOTING INSTRUCTIONS AND INFORMATION

Our common stock is listed and trades on the NASDAQ Stock Market. Shares of our common stock also trade in the form of CHESS Depositary Interests (“CDIs”) on the Australian Securities Exchange (“ASX”). Each CDI represents one thirty-fifth of a share of our common stock. Our CDI depositary is CHESS Depositary Nominees Pty Ltd. (“CDN”).

Who Can Vote

You are entitled to vote your common stock or direct CDN to vote your CDIs at the meeting (or any adjournment or postponement of the meeting) if you held your shares or CDIs as of the close of business (5:00 P.M.) on the record date, April 2, 2013 (U.S. Eastern Time). Each stockholder is entitled to one vote for each share of common stock and each CDI holder is entitled to one vote for every 35 CDIs owned as of the record date. On April 2, 2013, we had [16,345,460] shares of common stock outstanding (equivalent to [572,091,100] CDIs assuming all shares of common stock were converted into CDIs). All of the outstanding common shares and CDIs are entitled to vote on all matters to be acted upon at this annual meeting subject to the voting exclusions described below.

Quorum for the Meeting

A majority of the outstanding shares of our common stock entitled to vote, whether present in person or represented by proxy, is required to transact business at the meeting. This is called a quorum. Votes cast for and against, instructions to withhold authority to vote for a director nominee, abstentions and “broker non-votes” (described below) will each be counted as present and entitled to vote for purposes of determining whether a quorum is present. A “broker non-vote” occurs when a broker or nominee holding shares on behalf of a beneficial owner does not vote because it has not received instructions as to how to vote from the beneficial owner on a particular proposal and does not have discretionary voting authority to do so.

Matters to be Voted On

Stockholders will vote on 12 matters presented at this annual meeting:

•	The election of three Class II directors named in this proxy statement (Proposal 1)

•	The ratification of the appointment of our independent registered public accounting firm, Grant Thornton LLP, for fiscal 2013 (Proposal 2)

•	A non-binding resolution to approve executive compensation (Proposal 3)

•	The approval of annual equity awards for each of our 8 directors (Proposals 4-11)

•

The ratification of the issuance and sale of 1.725 million shares of our common stock (equivalent to 60.375 million CDIs) pursuant to a public offering conducted in accordance with the Prospectus Supplement dated March 12, 2013 as filed with the Securities Exchange Commission and the ASX (Proposal 12)

Our Board recommends you vote your shares “FOR” each proposal. Douglas Godshall (with respect to Proposal No. 4 only), Robert Thomas (with respect to Proposal No. 5 only), Dr. Seth Harrison (with respect to Proposal No. 6 only), Timothy Barberich (with respect to Proposal No. 7 only), Cynthia Feldmann (with respect to Proposal No. 8 only), Charles Raymond Larkin, Jr. (with respect to Proposal No. 9 only), Robert Stockman (with respect to Proposal No. 10 only) and Dr. Denis Wade (with respect to Proposal No. 11 only) abstain from making a recommendation with respect to the Proposal in parenthesis after their name due to their personal interest in that Proposal.

Vote Required

•

Election of Directors. With respect to Proposal 1, the three nominees receiving the highest number of affirmative votes will be elected as directors to serve until the next annual meeting and until their successors are duly elected and qualified. However, for uncontested director elections such as this one, our Board adopted a majority voting policy which became effective beginning with this annual meeting. Under this policy, any nominee for election who receives a greater number of “withhold” votes than “for” votes shall promptly tender his or her resignation to the nominating and governance committee for consideration. The nominating and governance committee will then recommend whether to accept the offer of resignation to the Board in accordance with the Board’s policies and procedures. Stockholders may not cumulate their votes for the election of directors.

•	All Other Proposals. The affirmative vote of a majority of the votes cast and entitled to vote, whether present in person or represented by proxy is required to approve each of Proposals 2 through 12.

How the Vote is Counted

Computershare Trust Company has been appointed to tabulate stockholder votes and act as the Inspector of Elections for this meeting.

•

Election of Directors. You may vote for a director nominee or withhold your vote. Instructions to withhold authority to vote and broker non-votes will not be counted as votes cast and will have no effect on the election of directors. If you are the beneficial owner of shares held on your behalf by a broker, bank or other nominee (this means your shares are held in “street name”), your broker does not have discretion to vote on this proposal on your behalf without receiving instructions from you. Proxies may not be voted for more than three nominees, and stockholders may not cumulate votes in the election of directors.

•

All Other Proposals. You may vote for, against or abstain from voting for each of Proposals 2 through 12. Abstentions will not be counted as votes cast and will therefore have no impact on the outcome of the proposals. Broker non-votes will not be counted as entitled to vote and will have no effect on the outcome of these proposals. If your shares are held in street name, your broker may only vote on the ratification of our independent registered public accounting firm if you do not return the Voting Instruction Form sent to you by your broker, bank or nominee and provide your voting instructions.

Voting Instructions

Your voting instructions are confidential and will not be disclosed to persons other than those recording the vote, except if a stockholder makes a written comment on the proxy card or voting instruction form, otherwise communicates his or her vote to management or as authorized by you.

Common Stockholders. All shares of our common stock represented by properly executed proxies received before the meeting will be voted in accordance with the instructions indicated on those proxies unless the proxies have otherwise been revoked.

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the annual meeting as follows:

•

If you are a stockholder of record, you may vote by proxy over the telephone, via the Internet or by mail by following the instructions provided on the proxy card. If we receive a validly executed proxy that does not provide voting instructions, the persons appointed as your proxy will vote your shares for all matters as recommended by the Board in this proxy statement. The persons named as proxies will vote on any other matters properly presented at the meeting in accordance with their best judgment.

•

If you are the beneficial owner of shares held in a brokerage account or by a bank or other nominee in street name, you have the right to direct your broker, bank or other nominee on how to vote the shares in your account. You may vote by proxy by following the instructions provided on the Voting Instruction Form sent to you by your broker, bank or nominee.

CDI Holders. CDI holders on the record date may direct our depositary, CDN, to vote the shares underlying their CDI interests at the annual meeting by following the instructions outlined in the CDI Voting Instruction Form and either (a) vote online at

www.investorvote.com.au or (b) return the properly executed CDI Voting Instruction Form to Computershare, the agent we designated for the collection and processing of CDI Voting Instruction Forms. Voting Instruction Forms must be received by Computershare no later than 7:00 P.M. U.S. Eastern Time on May 18, 2013 (which is 9:00 A.M. on May 19, 2013 Australian Eastern Standard Time). Doing so permits CDI holders to instruct CDN to vote on their behalf in accordance with their written directions. The Internet voting procedures for CDI holders are designed to authenticate the CDI holder’s identity, allow the CDI holder to direct CDN to vote his or her shares and confirm that the vote has been properly recorded.

Revoking your Proxy. Stockholders of record may revoke their proxy at any time before it is exercised by (a) delivering a written notice revoking the proxy to the Secretary of HeartWare International, Inc., 205 Newbury Street, Suite 101, Framingham, Massachusetts 01701, (b) delivering another timely and later dated proxy to the Secretary of HeartWare International, Inc., 205 Newbury Street, Suite 101, Framingham, Massachusetts 01701, (c) revoking your vote over the telephone or via the Internet before 2:00 a.m. (U.S. Eastern Time) on May 20, 2013, or (d) attending the meeting and voting in person. Please note that attendance at the meeting will not, in and of itself, constitute revocation of a proxy. If your shares are held in street name, you must contact your broker, bank or nominee to obtain instructions on how to revoke your proxy or change your vote.

CDI holders who complete the CDI Voting Instruction Form may revoke those directions by delivering to Computershare, no later than 7:00 P.M. U.S. Eastern Time on May 18, 2013 (which is 9:00 A.M. on May 19, 2013 Australian Eastern Standard Time), a written notice of revocation bearing a later date than the CDI Voting Instruction Form previously sent.

Voting at the Meeting.

If you are a stockholder of record, you may vote your shares in person at the annual meeting. If you choose to vote in person, please bring proof of identification. Even if you plan to attend the annual meeting, we recommend that you vote your shares in advance as described above so that your vote will be counted if you later decide not to attend the annual meeting.

If your shares are held in street name you may vote your shares in person at the meeting only if you obtain a valid proxy from your broker, bank or nominee as they are the stockholder of record of your shares or, for CDI holders, instructing CDN to vote the shares underlying your CDIs in accordance with the instructions on the CDI Voting Instruction Form as they are the stockholder of record of your CDIs.

Voting Results

We will disclose voting results of this annual meeting to the ASX immediately after this annual meeting and will file a current report on Form 8-K with the SEC within four business days following this annual meeting. If the inspector of elections for this annual meeting has not certified the voting results by the date in which the Form 8-K is required to be filed, we will file an amended Form 8-K within four business days after the inspector of elections has certified the final voting results.

List of Stockholders

In accordance with our by-laws, we will make a list of the stockholders entitled to vote at this annual meeting available at the annual meeting and for 10 days before the meeting at our corporate offices located at 205 Newbury Street, Suite 101, Framingham, MA 01701, between the hours of 9:00 a.m. and 4:00 p.m. (U.S. Eastern Time). Please note that if you are the beneficial owner of shares held on your behalf by a broker, bank or other nominee or if you are a holder of our CDIs, your name will not appear on our stockholder list. In both cases, the nominee or depositary is the record holder of your shares.

Voting Exclusion Statements

We will disregard any votes cast by our directors (and their associates) on Proposals No. 3—11 (inclusive).

However, we need not disregard a vote if it is cast by a person as a proxy for a person who is entitled to vote, in accordance with the direction on the proxy card, or it is cast by the person chairing the annual meeting as a proxy for a person who is entitled to vote, in accordance with a direction on the proxy card to vote as the proxy decides.

Solicitation of Proxies

We will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials. If you choose to vote over the Internet, you are responsible for Internet access charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for solicitation activities. In addition to soliciting stockholders through our employees, we will request banks, brokers and other intermediaries holding shares of our common stock beneficially owned by others to solicit the beneficial owners and we will reimburse them for their reasonable expenses in so doing. If we engage a proxy solicitor, we will pay the customary fees and expenses of such solicitor, which we estimate would not exceed $25,000.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our business is managed by our employees under the direction and oversight of our Board. Except for Mr. Godshall, none of the members of our Board is an employee of the company or any of our subsidiaries. We keep Board members informed of our business through discussions with management, materials we provide to them, visits to our offices, and their participation in Board and Board committee meetings.

We believe open, effective and accountable corporate governance practices are key to our relationship with our stockholders. Our board has adopted corporate governance guidelines that, along with the charters of our Board committees and our code of business conduct and ethics, provide the framework for the governance of the company. A complete copy of our corporate governance guidelines, the charters of our Board committees, and our code of business conduct and ethics may be found on the corporate governance section of our website at www.heartwareinc.com. Information contained on our website is not part of this Proxy Statement. The Board regularly reviews corporate governance developments and modifies these policies as warranted.

Board of Directors

Our Board is currently set at 8 members divided into three classes, with each class having a three-year term. Our Class II directors have been nominated for re-election at this annual meeting to serve until our 2016 annual meeting or until a successor has been elected and qualified. For uncontested director elections such as this one where the number of nominees for director does not exceed the number of directors to be elected, our Board adopted a majority voting policy which became effective beginning with this annual meeting. Under this policy, any nominee for election who receives a greater number of “withhold” votes than “for” votes shall promptly tender his or her resignation to the nominating and governance committee for consideration. The nominating and governance committee will then recommend to the Board whether to accept that offer of resignation in accordance with the Board’s policies and procedures. Stockholders may not cumulate their votes for the election of directors.

Members of our existing Board of Directors are leaders with broad and diverse experience predominantly in the health care and health care related industries. In holding their current and former positions, they have gained significant and diverse experience, including management, industry knowledge, strategic and financial planning, public company financial reporting, compliance, risk management and leadership development. Many of the directors also have experience serving as executive officers, or on boards of directors and committees of other public companies, and have an understanding of corporate governance practices and trends. A listing of our directors, their respective class as well as individual biographies describing the skills, qualities attributes and experiences considered by our Board is set forth below.

Class	Directors Comprising Class	Current Term Expiration Date
Class I	Cynthia Feldmann Dr. Denis Wade	2015 Annual Meeting

Class II	Douglas Godshall Dr. Seth Harrison Robert Stockman	2013 Annual Meeting
Class III	Timothy Barberich Charles Raymond Larkin, Jr. * Robert Thomas	2014 Annual Meeting

*	Charles Raymond Larkin, Jr. is also referred to as C. Raymond Larkin, Jr. within this Proxy Statement.

Class II Director Nominees (Term Expires in 2013)

Douglas Godshall. Mr. Godshall, age 48, has been our Chief Executive Officer since September 2006 and a director since October 2006. Prior to joining HeartWare, Mr. Godshall served in various executive and managerial positions at Boston Scientific Corporation, where he had been employed since 1990, including as a member of Boston Scientific’s Operating Committee and since January 2005, as President, Vascular Surgery. Previously, Mr. Godshall spent five years as Vice President, Business Development, at Boston Scientific, where he was focused on acquisition strategies for the cardiology, electrophysiology, neuroradiology and vascular surgery divisions. In March 2012, Mr. Godshall was appointed a director of pSivida Corp., a public company traded on both the NASDAQ Stock Market and the ASX that specializes in the development of miniaturized, injectable drug delivery systems. Mr. Godshall has a Bachelor of Arts in Business from Lafayette College and Masters of Business Administration from Northeastern University in Boston, Massachusetts.

Key Attributes, Experience and Skills:

Mr. Godshall brings to the Board extensive business, operating and industry experience as well as his broad strategic vision for and tremendous knowledge of the company. Mr. Godshall also has significant senior managerial and industry specific knowledge with medical devices globally. Mr. Godshall’s service as our Chief Executive Officer creates a critical link between management and the Board, enabling the Board to perform its oversight function with the benefits of management’s perspectives on the business. In addition, having the Chief Executive Officer, and Mr. Godshall in particular, on our Board provides our company with ethical, decisive and effective leadership.

Seth Harrison. Dr. Harrison, age 52, has been a director and deputy chairman of HeartWare since November 2004 and was Chief Executive Officer of HeartWare, Inc. from July 2003 through November 2004. Since September 1999, Dr. Harrison has been Managing General Partner of Apple Tree Partners I, L.P., an early stage life sciences venture capital firm, which had been through early 2013 a significant stockholder of the company. Prior to September 1999, he held senior executive positions with Oak Investment Partners, Sevin Rosen Funds and Nazem & Company. Dr. Harrison received a Bachelor of Arts from Princeton University. He received his medical degree and a Masters of Business Administration from Columbia University and completed a surgery internship at Columbia Presbyterian Hospital in New York. Dr. Harrison serves on the board of and chairs the Finance Committee of the International Partnership for Microbicides, a Rockefeller Foundation/Gates Foundation-sponsored public-private partnership engaged in the development of anti-HIV microbicides. He also serves as CEO of Apple Tree Life Sciences, Inc., Chairman of the board of Aileron Therapeutics and CEO and Chairman of the board of Tokai Pharmaceuticals, privately held companies which were founded by Apple Tree.

Key Attributes, Experience and Skills:

Dr. Harrison’s strong medical and venture background and his extensive experience with early stage companies make him well-suited to serve as a member of our Board of Directors. As a result of this experience, Dr. Harrison is able to provide important perspectives on issues facing companies of our size and stage of development. He also provides us considerable leadership and management experience. Through his former service as HeartWare, Inc’s Chief Executive Officer, he also possesses significant knowledge of the Company.

Robert Stockman. Mr. Stockman, age 59, has been a director of HeartWare since December 2006. Since 1999, Mr. Stockman has been the President and Chief Executive Officer of Group Outcome LLC, a U.S.-based merchant banking firm which deploys its capital and that of its financial partners in private equity and venture capital investments in medical technology companies. He is also the co-founder, Chairman and CEO of REVA Medical, Inc., an interventional coronary medical device company. Prior to establishing Group Outcome LLC, Mr. Stockman spent eighteen years with Johnston Associates and Narragansett Capital Corporation, where he focused on venture capital investments in healthcare. Mr. Stockman holds a Bachelor’s degree from Harvard College and a Master in Business Administration from The Tuck School at Dartmouth College.

Key Attributes, Experience and Skills:

Through Mr. Stockman’s extensive career as an entrepreneur driving the growth of two medical products companies, an executive of a medical device company and an executive in the investment banking industry, with particular experience in private equity and venture capital investments in medical technology, he has accumulated valuable business, financial, industry, leadership and management experience and brings important perspectives on the issues facing our company. Mr. Stockman’s strong financial background, including his work early in his career at PricewaterhouseCoopers, also provides financial expertise to the Board, including an understanding of financial statements, corporate finance, accounting and capital markets.

Class I Directors (Term Expires in 2015)

Cynthia Feldmann. Ms. Feldmann, age 60, was appointed to our Board effective March 1, 2012. Ms. Feldmann is a retired certified public accountant with 27 years of experience in two large global accounting firms and currently serves on several public company and not-for-profit boards. She was the President and Founder of Jetty Lane Associates, a consulting firm, from 2005 until 2012. Previously, Ms. Feldmann served as the Life Sciences Business Development Officer for the Boston law firm of Palmer & Dodge, LLP from 2003 to 2005, and was a partner with KPMG LLP, primarily serving as Partner-in-Charge of its National Medical Technology Practice from 1994 to 2002. From 1975 to 1994, Ms. Feldmann was employed by Coopers & Lybrand (now PricewaterhouseCoopers LLP), and during that time was named Partner-in-Charge of its Life Sciences practice. Ms. Feldmann is a director of Steris Corporation, Hanger, Inc. (formerly Hanger Orthopedic Group) and Atrius Health. She previously served on the Board of Hayes Lemmerz International, Inc. from 2006 until 2009. Ms. Feldmann has a Bachelor of Science, Accounting, from Boston College and holds a Professional Director Certification from the American College of Corporate Directors.

Key Attributes, Experience and Skills:

Ms. Feldmann’s experience as Partner-in-Charge of a National Medical Technology and Life Sciences practice for leading law and public accounting firms and as a director of several publicly traded companies supports the Board’s evaluation and determination of its strategy and leadership in the healthcare marketplace. Ms. Feldmann’s overall experience and financial expertise supports the Board’s oversight of critical financial policy, reporting and risk matters encountered by public companies.

Denis Wade. Dr. Wade, age 75, has been a director of HeartWare since December 2004. From 1998 until his retirement in 2003, Dr. Wade was Managing Director of Johnson & Johnson Research Pty Ltd, a research arm of Johnson & Johnson. Prior to that position, he was the Foundation Professor of Clinical Pharmacology at the University of New South Wales in Australia. Dr. Wade has served on a number of industry and Government bodies in Australia. He is a former President of the Australian Society of Clinical and Experimental Pharmacology and has held senior positions in the International Union of Pharmacology, serving as Chairman of the Clinical Pharmacology Section. Dr. Wade holds a Bachelor degree in Medicine and Surgery from the University of New South Wales (Australia) and a Doctorate in Philosophy from Oxford (in the United Kingdom). He was awarded an Honorary Doctorate in Science from the University of New South Wales. He is a Fellow of the Royal Australasian College of Physicians and the Australian Academy of Technological Sciences and Engineering. Dr. Wade currently serves as a director of Biotron Limited, a company listed on the Australian Securities Exchange.

Key Attributes, Experience and Skills:

Dr. Wade’s decades of experience in medicine and the development of pharmaceuticals and medical devices as a physician, teacher and researcher and his fundamental understanding of the potential pathways contributing to disease gives him critical perspective on medical device development. Through his work with various industry and governing bodies in Australia and his experience in a variety of executive positions in the medical research field, he brings vast leadership and oversight experience to the board as well as exposure to diverse, global points of view. Dr. Wade also has extensive experience with intellectual property matters as it pertains to the development and commercialization of medical devices and pharmaceuticals.

Class III Directors (Term Expires in 2014)

Timothy Barberich. Mr. Barberich, age 65, has been a director of HeartWare since April 2008. He is the founder and former President, Chief Executive Officer and Chairman of Sepracor Inc., a publicly traded pharmaceutical company based in Marlborough, Massachusetts which was acquired by Dainippon Sumitomo Pharma Co., Ltd. in 2009. He founded Sepracor in 1984 and was Chief Executive Officer from 1984 to May 2007 and Chairman of the Board from 1990 to 2007. From May 2007 to May 2008, Mr. Barberich served as Executive Chairman of Sepracor and served as Chairman of the Board from May 2008 through October 2009. Mr. Barberich has been the Chairman of BioNevia Pharmaceuticals since June 2008. He also serves on the board of GI Dynamics, an Australian listed medical device company, and the board of directors of the privately held companies, Tokai Pharmaceuticals, Euthymics Biosciences and Neurovance, Inc.. Mr. Barberich has previously served on the board of BioSphere Medical, Inc., a NASDAQ listed biotechnology company, from December 1993 to 2010, and the privately held companies, Gemin X Biotechnologies from 2005 to 2011, and Resolvyx Pharmaceuticals from 2009 to 2010. Prior to founding Sepracor, Mr. Barberich spent 10 years as a senior executive at Bedford, Massachusetts-based Millipore Corporation, a company that provides separations products to the life science research, pharmaceutical, biotechnology and electronic markets. Mr. Barberich is a graduate of Kings College. He holds a Bachelor of Science degree in Chemistry.

Key Attributes, Experience and Skills:

Through his work at Sepracor, Mr. Barberich brings to the board the invaluable knowledge and experience of leading a company in the healthcare industry through every stage of its life cycle, including its founding, early stage research and development, product approvals and commercialization, private funding, public offering and substantial profitability. We believe this experience and familiarity with the types of risks we may face, together with his broad medical device and pharmaceutical industry experience, makes Mr. Barberich uniquely suited to serve on our Board.

C. Raymond Larkin, Jr. Mr. Larkin, age 64, has been a director of HeartWare since October 2008 and Chairman of the Board since June 2010. Mr. Larkin joined the board of directors of Align Technology, Inc. (Nasdaq:ALGN) in March 2004 and has served as Chairman since February 2006. Align Technology is engaged in the design, manufacture and marketing of novel orthodontic products. Mr. Larkin also serves on the board of Novasys Medical, Inc., a privately held company focused on the development of innovative therapies in women’s health. He is also a director of Neuropace, a privately held company developing implantable devices for treating neurological disorders, and TherOx, a company focused on treating oxygen-deprived tissue in heart-attack victims. Previously, from 1999 through May 2007, Mr. Larkin served on the Board of Davita, Inc., a New York Stock Exchange listed provider of dialysis services. Since July 2006, Mr. Larkin has served as a Venture Partner at Cutlass Capital, a healthcare venture capital firm, and, since January 2002 as an Executive Committee Member at Synecor, an incubator of innovative early stage medical technologies. Mr. Larkin spent approximately 15 years with critical care device company Nellcor Puritan Bennett, Inc, which he joined in 1983 as Vice President Sales and Marketing. He was appointed President and Chief Executive Officer of Nellcor in 1989. Larkin subsequently served as Chairman and Chief Executive Officer of Eunoe, Inc., a company focused on neurological disorders, until it was acquired by Integra LifeSciences Holdings Corporation in 2005. Mr. Larkin is a graduate of LaSalle University and a former Captain in the United States Marine Corps.

Key Attributes, Experience and Skills:

Mr. Larkin’s service as Chief Executive Officer of Nellcor and Eunoe provides valuable business, leadership and management experience, including expertise leading early stage and mature organizations in the medical technology and device industry, giving him a keen understanding of the issues facing businesses such as ours. In addition, Mr. Larkin has significant experience with healthcare venture capital and the commercialization of medical technology. Mr. Larkin’s service on the board of directors of other very successful medical device companies enables him to bring additional perspectives to the Board.

Robert Thomas. Mr. Thomas, age 67, has been a director of HeartWare since November 2004 and served as our Chairman of the Board from February 2009 to June 2010. He is currently a director of the following Australian public companies: Virgin Australia Limited (formerly Virgin Blue Holdings Limited), Biotron Limited, Reva Medical, Inc. and TAL Limited (formerly Tower Australia Limited), the latter of which Mr. Thomas serves as Chairman. He also serves on the board of the privately held company, AUS Bio Limited. Between October 2004 and September 2008, Mr. Thomas was a consultant to Citigroup Corporate and Investment Bank and was Chairman of Global Corporate and Investment Bank, Australia and New Zealand of Citigroup Global Markets Australia Pty Limited between March 2003 and September 2004. Previously, Mr. Thomas was CEO of Citigroup’s (formerly known as Salomon Smith Barney) Corporate and Investment Bank, Australia and New Zealand from October 1999 until February 2003. Mr. Thomas is a member of the Advisory Board of Inteq Limited and Nomura Australia and is a Fellow of the Australian Institute of Company Directors. Mr. Thomas is a director of O’Connell Street Associates and Grahger Capital Securities as well as being President of the State Library Council of New South Wales in Australia. Mr. Thomas holds a Bachelor of Economics from Monash University, Australia. He is currently Chairman of the Stockbrokers Association of Australia and is a Master Stockbroker and has also been a member of the Financial Services Institution of Australia (previously known as the Securities Institute of Australia) for almost four decades and a Fellow for a decade.

Key Attributes, Experience and Skills:

Mr. Thomas’ career in investment banking, including serving in various leadership roles at Citigroup Corporate and Investment Bank in Australia and New Zealand, provide valuable commercial experience and critical insights on the roles of finance and strategic transactions to our business. Mr. Thomas has substantial experience in governance and risk management across a wide range of industries. Mr. Thomas also brings capital market and economics expertise to the Board from his years of service as a securities analyst.

Director Independence and Family Relationships

Our Board believes that a substantial majority of its directors should be independent directors, but in no event should there be less than a majority. We define an “independent” director in accordance with the corporate governance rules of the NASDAQ Stock Market (the “NASDAQ Rules”). Because it is not possible to anticipate or explicitly provide for all potential conflicts of interest that may affect independence, the Board, with the recommendation of the nominating and governance committee, is responsible for affirmatively determining that each independent director does not have any relationships which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the Board and the nominating and governance committee review information provided by the directors with regard to each director’s business and personal activities as they may relate to our company at least annually.

Our Board of Directors, upon the recommendation of the nominating and governance committee, has affirmatively determined that each of the following persons, constituting a substantial majority of our Board of Directors, are “independent” and has no relationship with the company, except for serving as a member of our Board of Directors and holding securities in HeartWare: Timothy Barberich, Cynthia Feldmann, C. Raymond Larkin, Jr., Robert Stockman, Robert Thomas and Denis Wade.

There are no family relationships among our officers and directors, nor are there any arrangements or understandings between any of our directors or officers or any other person pursuant to which any officer or director was or is to be selected as an officer or director.

Board Leadership Structure

As reflected in our corporate governance guidelines, the Board does not have nor does it believe it should have a fixed policy regarding the separation of the Chairman role and the Chief Executive Officer role. The Board believes that having a fixed policy would limit its flexibility in evaluating the leadership structure that it considers appropriate for our company and considering individuals who would be available to serve in these roles at a particular point in time.

Nevertheless, we currently have Mr. Godshall serving as Chief Executive Officer and Mr. Larkin serving as Chairman. We believe this leadership structure is presently the most appropriate structure for us, especially in this critical time as we continue to transition from a development stage company to a revenue generating enterprise. As Chief Executive Officer, Mr. Godshall is responsible for setting the strategic direction of the company after consultation with the Board and the day-to-day leadership and performance of the company, while our Chairman, Mr. Larkin, an independent director, provides guidance to the Chief Executive Officer, and acts as a liaison between the Chief Executive Officer and the independent directors.

Board’s Role in Risk Oversight

It is the responsibility of management to identify, assess and manage our exposure to risks. Our Board plays an important role in overseeing management’s performance of these duties as well as the processes and systems the company uses to identify, prioritize, source, manage and monitor our critical risks. To this end, our Board receives regular reports from our Chief Executive Officer and other members of management regarding risks associated with our operations and strategic plans. These reports typically take the form of discussions incorporated into presentations made to our Board at our regular and special meetings where risks are identified in the context of the matter being discussed. Additionally, our Board at least annually, reviews a report presented by management regarding the material risks faced by us, our risk management processes and systems and the adequacy of our policies and procedures designed to respond to and mitigate these risks.

The Board has generally retained the primary risk oversight function and has an active role in overseeing management of our material risks. The oversight of risk is also conducted at the committee level. The audit committee oversees management of financial and internal control risks as well as the risks associated with litigation and related party transactions. The compensation committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The nominating and governance committee oversees the management of risks associated with the composition and independence of our Board, compliance with various regulatory and listing standards requirements and succession planning. While each committee is responsible for evaluating and overseeing the management of the risks relevant to the particular committee, the entire Board of Directors is regularly informed through committee reports about these risks.

Analysis of Risk Associated with Our Compensation Programs

In setting compensation, our compensation committee also considers the risks to our stockholders and to achievement of our goals that may be inherent in our compensation programs.

Specifically, we considered the following elements of our compensation programs, including our executive compensation plans and policies, when evaluating whether programs encourage our executives and other employees to take unreasonable risks:

•	We set performance goals that we believe are reasonable in light of past performance, market conditions and the growth stage of our company.

•

Since 2010, we have been granting restricted stock units to our employees rather than stock options under our annual long-term incentive program because restricted stock units, among other things, retain value even in a depressed market so that executives and other employees are less likely to take unreasonable risks to get, or keep, options “in-the-money.”

•

The time-based vesting over four years for our annual long-term incentive awards ensures that our employees’ interests align with those of our stockholders for the long-term performance of the company.

•

Assuming achievement of at least a minimum level of performance, payouts under our performance-based plans may result in compensation at levels below full target achievement, rather than an “all-or-nothing” approach.

Although a significant portion of our executives’ compensation is performance-based or “at-risk,” we believe our compensation plans for both executives and other employees are appropriately structured and do not pose a material risk to the company.

Board Meetings

Directors are expected to attend meetings of the Board and any Board committees on which they serve. During the fiscal year ended December 31, 2012 our Board of Directors held ten meetings, and met in executive session at almost every regularly scheduled Board meeting. Each director attended 75% or more of the meetings of the Board of Directors and the Board committees on which they served during 2012.

In accordance with our corporate governance guidelines, we make every effort to schedule our annual meeting of stockholders at a time and date to maximize attendance by directors taking into account the directors’ schedules, and we expect all directors to make every effort to attend our annual meetings absent an unavoidable and irreconcilable conflict. In 2012, all members of our Board of Directors attended our annual meeting.

Board Committees

The Board has three standing committees to facilitate and assist it in the execution of its responsibilities: the audit committee, the compensation committee and the nominating and governance committee. The table below lists the membership of each of our committees and the number of meetings each held during 2012.

	Audit	Compensation	Nominating and Governance
Timothy Barberich		CHAIR	X
Cynthia Feldmann (1)	X	X
Douglas Godshall
Seth Harrison
C. Raymond Larkin, Jr.			CHAIR
Robert Stockman	CHAIR
Robert Thomas	X	X	X
Denis Wade	X	X

Number of Meetings in Fiscal 2012	5	6	4

(1)	Effective March 1, 2012, Ms. Feldmann was appointed to the Board and to the audit and compensation committees.

Audit Committee

The primary purpose of the audit committee is to oversee our accounting and financial reporting processes and the audits of our financial statements. The committee also reviews the qualifications, independence and performance of, and approves the terms of engagement and appoints, our independent registered public accounting firm. In addition, the audit committee pre-approves audit, audit-related and non-audit services performed for us by our independent registered public accounting firm. The audit committee is governed by a written charter approved by our Board of Directors, a copy of which is available from the corporate governance section of our website at www.heartwareinc.com.

The audit committee currently consists of Robert Stockman (Chairman), Cynthia Feldmann, Robert Thomas and Denis Wade, all of whom have been determined by the Board to be “independent” as defined by applicable SEC rules, the NASDAQ Rules and the best practice recommendations set by the ASX Corporate Governance Council. Our Board of Directors has determined that each of Mr. Stockman and Ms. Feldmann qualifies as an “audit committee financial expert” as defined under the SEC rules. Ms. Feldmann was appointed to serve on this committee effective March 1, 2012. The Audit Committee Report can be found on page 18 of this Proxy Statement.

Compensation Committee

The primary purpose of the compensation committee is to supervise and review the affairs of the company as they relate to the compensation and benefits of our executive officers. In carrying out these responsibilities, the compensation committee reviews all components of executive compensation for consistency with our compensation philosophy and with the interests of our stockholders. The compensation committee is governed by a written charter approved by our Board of Directors, a copy of which is available from the corporate governance section of our website at www.heartwareinc.com.

As further described in the Compensation Discussion and Analysis section of this Proxy Statement, the compensation committee establishes our overall compensation philosophy and approves the compensation payable to our executive officers including all adjustments to existing compensation, equity incentive awards and cash bonuses, and makes recommendations to our Board regarding the compensation of our directors. The compensation committee also administers certain of our employee benefit plans, including our equity incentive plans, and grants stock options, restricted stock units and other cash-based and stock-based incentives to our directors, employees and consultants.

In fulfilling its responsibilities, the compensation committee may, to the extent permitted by law, delegate any or all of its responsibilities to one or more subcommittees comprised of at least two members of the committee.

The compensation committee may also retain compensation consultants to assist it in evaluating executive compensation and may retain counsel, accountants or other advisors, as it deems appropriate, at the company’s expense. Since 2009, the compensation committee has engaged the independent compensation consulting services of Pearl Meyer and Partners (PM&P), an independent compensation consultant. PM&P reports directly to the compensation committee and assists it in evaluating and designing our executive and director compensation program and policies. During 2012, PM&P reviewed and provided market information and analysis regarding the competitiveness of our executive compensation program design and our award values in relationship to our performance. Additionally, in 2012 PM&P provided information to the compensation committee regarding our comparator group of similarly situated companies, considered changes in our executive and director compensation arrangements relative to those of the comparator group, and provided market data and regulatory updates as well as governance and best practices trends. PM&P attends committee meetings, as requested, and communicates with the Chair of the compensation committee between meetings; however, the compensation committee makes all of our executive compensation decisions. PM&P is retained only by the compensation committee and does not provide any other consulting services to us. Additional information about the compensation committee’s role in setting executive compensation and the services PM&P performed for the compensation committee in 2012 is described in our Compensation Discussion and Analysis section below.

The compensation committee regularly reviews the services provided by its outside consultants and believes that PM&P is independent in providing executive compensation consulting services. The committee conducted a specific review of its relationship with PM&P in early 2013, and determined that PM&P’s work for the compensation committee did not raise any conflicts of interest, consistent with the regulations adopted by the SEC and NASDAQ. In addition, PM&P delivered a letter to the compensation committee certifying to its independence in accordance with the independence standards of the SEC and NASDAQ and within the parameters of the Dodd-Frank Act.

The compensation committee currently consists of Timothy Barberich (Chairman), Cynthia Feldmann, Robert Thomas and Denis Wade, all of whom have been determined by the Board to be “independent” as defined by the NASDAQ Rules, a “non-employee director” for purposes of Section 16(b)(3) under the Securities and Exchange Act of 1934 and an “outside director” for purposes of Section 162(m) of the Internal Revenue Code. Ms. Feldmann was appointed to serve as a member of this committee effective March 1, 2012.

The report of the compensation committee can be found on page 32 of this Proxy Statement.

Nominating and Governance Committee

The nominating and governance committee oversees our director nomination process and corporate governance matters. Its primary responsibilities are to: (i) identify individuals qualified to become Board members; (ii) select, or recommend to the Board of Directors, director nominees for each election of directors; (iii) develop and recommend to the Board of Directors criteria for selecting qualified director candidates; (iv) consider committee member qualifications, appointment and removal; (v) recommend corporate governance principles, codes of conduct and compliance mechanisms applicable to the company, (vi) oversee executive succession planning (including for the Chief Executive Officer), (vi) monitor compliance with existing corporate governance policies, including our stock ownership guidelines, and (vii) provide oversight in the annual evaluation of the Board of Directors and each committee. The nominating and governance committee is governed by a written charter approved by our Board of Directors, a copy of which is available from the corporate governance section of our website at www.heartwareinc.com.

The nominating and governance committee currently consists of C. Raymond Larkin, Jr. (Chairman), Timothy Barberich and Robert Thomas, all of whom have been determined by the Board to be “independent” as defined by the NASDAQ Rules.

Nominations for Directors and Diversity Policy

The nominating and governance committee will evaluate candidates for directors proposed by directors, stockholders or management using the same criteria for each candidate and considers the following factors, among others:

•	the committee’s views of the current needs of the Board for certain skills, experience or other characteristics;

•	the candidate’s background, skills, and experience;

•	other characteristics and expected contributions of the candidate; and

•	the qualification standards established from time to time by the nominating and governance committee.

The nominating and governance committee regularly reviews with the Board the appropriate skills and characteristics required of Board members in the context of the current makeup of the Board and the company’s circumstances. In accordance with our corporate governance guidelines, this assessment includes an evaluation of an individual’s independence, diversity, age, financial literacy, demonstrated leadership and skills such as an understanding of the health care industry, manufacturing, technology, intellectual property, finance and marketing, and international background, all in the context of an assessment of the perceived needs of the Board at that point in time. Pursuant to our corporate governance guidelines, directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of our stockholders. They must also have an inquisitive and objective perspective and mature judgment.

In identifying director nominees, the nominating and governance committee first evaluates the current members of the Board of Directors willing to continue in service as well as the annual results of the Board and committee self evaluations. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service or if the nominating and governance committee or the Board decides not to re-nominate a member for re-election, the nominating and governance committee identifies the desired skills and experience of a new nominee in light of the criteria above. Other than the foregoing, there are no specific, minimum qualifications that the nominating and governance committee believes that a committee-recommended nominee to the Board of Directors must possess, although the nominating and governance committee may also consider such other factors as it may deem are in our best interests or the best interests of our stockholders.

If the nominating and governance committee believes, at any time, that the Board requires additional candidates for nomination, the nominating and governance committee may engage, as appropriate, a third party search firm to assist in identifying qualified candidates. To date, we have not engaged third parties to identify or evaluate or assist in identifying potential nominees. We reserve the right in the future to retain a third party search firm, if necessary.

The nominating and governance committee considers diversity as a factor in its evaluation of director candidates. Our Board maintains a diversity policy applicable to all of our employees, executives and directors that establishes the responsibility to consider appropriate and measurable diversity objectives, to assess regularly the overall effectiveness of the objectives and to review annually the progress in achieving the diversity objectives. This policy does not intend to set specific diversity goals with respect to the composition of our Board, but provides a mechanism for our company to evaluate diversity more broadly. A copy of the Diversity Policy is available from the corporate governance section of our website at www.heartwareinc.com.

Compensation Committee Interlocks and Insider Participation

The members of our compensation committee during 2012 were Timothy Barberich (Chairman), Dr. Christine Bennett (through May 31, 2012), Cynthia Feldmann (since March 1, 2012), Robert Thomas and Dr. Denis Wade. None of these compensation committee members is or has ever been an officer or employee of our company. Additionally, none of our executive officers have served on the compensation committee (or equivalent), or the Board of Directors, of another entity whose executive officer(s) served on our compensation committee.

Code of Business Conduct and Ethics

Our Board of Directors has adopted a Code of Business Conduct and Ethics which meets the definition of “code of ethics” under the SEC rules. The Code of Business Conduct and Ethics applies to our principal executive officer, principal financial officer, principal accounting officer and other officers, employees and directors of the company. A copy of the Code of Business Conduct and Ethics is available from the corporate governance section of our website at www.heartwareinc.com.

Communications with Directors

We have a Stockholder Communication Policy contained in our corporate governance guidelines for stockholders wishing to communicate with the Board of Directors and/or various individual members of the Board of Directors. Stockholders wishing to communicate with any or all of the directors can send communications by mail or facsimile, addressed as follows:

Chairman of the Board or Board of Directors or individual director

c/o General Counsel and Secretary

205 Newbury Street, Suite 101

Framingham, MA 01701

Facsimile No.: (508) 739-0948

All incoming communications are screened by our General Counsel and Secretary and transmitted to the intended recipient absent those communications he deems to be primarily commercial in nature, related to an improper or irrelevant topic, requests general information about the company or presents safety or security issues.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

One of our directors, Seth Harrison, is the principal of the general partner of Apple Tree Partners I, L.P., an investment company that owned as much as 11% of our outstanding common stock during 2012. The company, certain of our directors and officers and Apple Tree Partners were named in a putative class action lawsuit filed in Massachusetts state court by certain Series A Preferred Stockholders of a wholly-owned subsidiary, HeartWare, Inc., on behalf of all holders of Series A Preferred Stock. The complaint alleged that the defendants breached their fiduciary and contractual obligations to Series A Preferred Stockholders by preventing them from receiving payment of a liquidation preference in connection with certain corporate transactions, including a transaction in 2005 in which HeartWare, Inc. was acquired by HeartWare Pty. Limited, now a subsidiary of HeartWare International, Inc. In July 2012, the court finally approved a stipulation to settle the matter and the defendants, including Apple Tree Partners, paid $1.125 million to participating putative class members in exchange for a full and unconditional release of all claims asserted in the litigation, including any and all claims arising from any right to receive a payment upon any liquidation or deemed liquidation event that has arisen or may arise in the future. The case has been dismissed with prejudice.

Certain of our directors serve on boards of other public or privately held companies on which other members of the HeartWare Board of Directors also serve. These other companies are not competitors of ours and these directorships do not create any conflict of interest for us.

REVIEW OF RELATED PARTY TRANSACTIONS

Pursuant to the audit committee charter, the Board of Directors has delegated to the audit committee the responsibility for reviewing and approving any related-party transactions, after reviewing each transaction for potential conflicts of interests and other actual or perceived improprieties. Based upon its consideration of all of the relevant facts and circumstances, the audit committee will decide whether or not to approve such transaction and will only approve these transactions that are in the best interests of the company.

DIRECTOR COMPENSATION

Compensation Program for Non-Employee Directors

We provide our non-employee directors a mix of fixed and variable compensation as part of our annual director compensation program in the form of cash retainers and long-term equity incentives. We believe this mix of pay not only provides an ability to attract and retain highly-qualified and diverse individuals to serve on our Board but also aligns their interests with the interests of our stockholders. Our non-employee directors receive an annual retainer in an amount based on his or her position on the Board and its committees (as outlined below) as well as an annual grant of 1,000 stock options and 1,000 restricted stock units (subject to certain share limitations described below). In addition, new directors are granted 1,000 restricted stock units in connection with their first election to the Board.

Because our CDIs are listed on the Australian Securities Exchange (“ASX”), certain components of our director compensation program must be approved by our stockholders in order to comply with ASX Listing Rules. The maximum amount of cash paid to our non-employee directors annually and in the aggregate under this program was approved at our 2010 annual meeting of stockholders and each equity-based award is recommended for stockholder approval annually. See Proposals 5 through 11 for a description of the long-term incentive awards recommended for our non-employee directors in 2013.

Our compensation committee reviews our director compensation program at least annually to determine whether the program remains appropriate and competitive, and recommends any changes to our full Board of Directors for consideration and approval. In September 2011, the compensation committee conducted its annual non-employee director compensation review for 2012 and after consultation with its independent compensation consultant, Pearl Meyer & Partners, elected to retain the total direct compensation for non-employee directors in 2012 at the same level as 2011.

Elements of our non-employee director compensation program are more fully described below.

Cash Retainer

We limit the maximum aggregate amount of fees we pay our non-employee directors to $750,000 per year. This amount can be allocated among the non-employee directors in proportions determined by the Board upon the recommendation of the compensation committee. Our non-employee directors currently receive a retainer for their services as a member of the Board and, in addition, a retainer fee is paid for chairing and serving on committees of the Board. Annual retainer fees are paid monthly. In 2012, the total cash compensation paid to our non-employee directors was $593,000 and in the amounts outlined below:

Position	Annual Retainer
Chairman	$120,000
Deputy Chairman	$85,000
Non-Employee Directors	$60,000
Audit Committee
Chair of Audit Committee	$15,000
Members of Audit Committee	$7,500
Compensation Committee
Chair of Compensation Committee	$9,000
Members of Compensation Committee	$4,500
Nominating and Governance Committee
Chair of Nominating and Governance Committee	$5,000
Members of Nominating and Governance Committee	$2,500

Long-Term Incentive Compensation

Under our current director compensation program, our non-employee directors are granted (subject to stockholder approval as required by the ASX Listing Rules) 1,000 stock options and up to 1,000 restricted stock units annually, and up to 1,000 restricted stock units upon his or her initial election to our Board. For all restricted stock unit awards granted under this program, the Board set a limit on the number of restricted stock units that can comprise any individual award to an amount equal to $100,000 in value if our stock price exceeds $100.00 per share on the grant (as adjusted for any future stock splits and the like). During fiscal 2012, we granted to our non-employee directors (i) an aggregate of 8,000 restricted stock units at the grant date fair value (market price) per share of $81.37 and (ii) stock options to purchase an aggregate of 7,000 shares of common stock at an exercise price per share of $81.37 (the closing price of our stock on the grant date).

In 2012, all stock options and restricted stock unit awards to our directors were granted under our 2008 Stock Incentive Plan. Under the 2008 Stock Incentive Plan, the exercise price for all stock option grants equals the closing market price of our common stock on the grant date, and the options expire ten years from the grant date. Stock options and restricted stock units will vest in equal annual installments over four years beginning with the first anniversary of the date of grant, provided the director is in service on the vesting date. Unvested equity awards may become fully vested upon a non-employee director’s death or disability or upon a change in control of the company. If a director separates from the company, either because he or she does not stand for re-election upon the expiration of his or her term or voluntarily resigns from our Board, unvested stock options and restricted stock units will be forfeited and vested stock options will remain exercisable for thirty days from the date of the director’s separation from the company (or the expiration of the option, whichever is earlier). In the event a director dies or becomes permanently disabled, vested stock options may be exercised for up to six months following the date of the director’s separation (or the expiration of the option, whichever is earlier).

Non-Employee Director Stock Ownership Guidelines

Effective January 1, 2013, our Board upon the recommendation of our nominating and governance committee, adopted stock ownership guidelines for our Section 16 officers and non-employee directors. These guidelines were established to align the interests of our corporate leaders with those of our stockholders and further promote our commitment to sound corporate governance practices. The ownership guideline for our non-employee directors is equal to 3 times his or her annual base cash retainer (excluding committee fees). The annual retainer for the Chair and Deputy Chair of the Board is the same as used for each other non-employee director. Shares owned by a non-employee director include common stock that is beneficially owned, directly or indirectly, by the director, restricted stock, restricted stock units and after-tax appreciation of vested unexercised stock options. All directors have three years from the effective date of these guidelines or their election to the Board to meet these guidelines, and their stock ownership is reviewed annually by the nominating and governance committee.

Expense Reimbursement

We reimburse all directors for their expenses in connection with their activities as members of our Board of Directors.

Employee Directors

Currently, our Chief Executive Officer, Douglas Godshall, is a director and an employee of the company. Mr. Godshall does not receive additional compensation for his services as a director. We are party to an employment agreement with Mr. Godshall as further described in our Compensation Discussion and Analysis section and in the narrative to our executive compensation tables below.

2012 Director Compensation

The following table sets out the value of total compensation for the year ended December 31, 2012 to our non-employee directors. Douglas Godshall’s compensation is omitted from this table and is fully reflected in the Summary Compensation Table.

Name and Position	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)(2)	Option Awards ($) (1)(2)	Total ($)
C. Raymond Larkin, Jr.	125,000	81,370	43,832	250,202
Chairman

Seth Harrison, M.D.	85,000	81,370	43,832	210,202
Deputy Chairman

Timothy J. Barberich	71,500	81,370	43,832	196,702
Non-executive director

Dr. Christine Bennett (3)	30,000	—		30,000
Non-executive director

Cynthia Feldmann (4)	60,000	162,740	43,832	266,572
Non-executive director

Robert Stockman	75,000	81,370	43,832	200,202
Non-executive director

Robert Thomas	74,500	81,370	43,832	199,702
Non-executive director

Dr. Denis Wade	72,000	81,370	43,832	197,202
Non-executive director

(1)	Amounts shown do not reflect compensation actually received by our directors. Rather, the amounts reflect the aggregate grant date fair value of the stock award computed in accordance with FASB ASC Topic 718, except no assumptions for forfeitures were included. For restricted stock units, the aggregate fair value is determined using the quoted market value of our common stock on NASDAQ on the grant date, multiplied by the aggregate number of restricted stock units granted. For stock option awards, the aggregate fair value is estimated on the date of grant using the Black-Scholes option-pricing model. All restricted stock unit and stock option awards reflected in this table were granted upon stockholder approval on May 31, 2012. The quoted closing price of our common stock on NASDAQ was $81.37 on the date of grant. A discussion of the assumptions used in calculating the grant date fair value is set forth in Note 13 to our audited consolidated financial statements for the fiscal year ended December 31, 2012 included in our Annual Report on Form 10-K.

(2)	The aggregate number of unvested restricted stock units and stock options (vested and unvested) for each non-employee director as of December 31, 2012 is listed below:

Name	Number of Unvested Stock Awards	Number of Shares Underlying Stock Options	Number of Shares Underlying Stock Options Exercisable
C. Raymond Larkin, Jr.	3,209	3,000	750
Chairman

Seth Harrison, M.D.	2,083	3,000	750
Deputy Chairman

Timothy J. Barberich	2,083	8,714	6,464
Non-executive director

Cynthia L. Feldmann	2,000	1,000	—
Non-executive director

Robert Stockman	2,083	8,714	6,464
Non-executive director

Robert Thomas	2,083	3,000	750
Non-executive director

Dr. Denis Wade	2,083	3,000	750
Non-executive director

(3)	Dr. Christine Bennett did not stand for re-election at our 2012 annual meeting upon the expiration of her term. Accordingly, her cash retainer was prorated for the period prior to the annual meeting and her equity holdings at December 31, 2012 are not reported in the table immediately above.
(4)	Cynthia Feldmann was appointed to the Board and two committees effective March 1, 2012. Accordingly, her cash retainer was prorated for the period since her appointment.

2013 Long-Term Incentive Awards

In February 2013, our compensation committee approved the grant to each non-employee director of 1,000 stock options and 1,000 restricted stock units in accordance with our annual director compensation program described above, subject to stockholder approval at this 2013 annual meeting. See Proposals 5 through 11 for a description of the long-term incentive awards recommended for our non-employee directors in 2013.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

Our charter documents provide for our Board of Directors to fix the number of directors that constitute our Board by resolution and that they are divided into three classes, with each class having a three-year term. Our Board is currently fixed at eight members. The term of our Class II directors expires at this annual meeting. The nominating and governance committee recommended, and our Board nominated, each of Douglas Godshall, Seth Harrison and Robert Stockman as nominees for election as Class II directors. If elected at this 2013 annual meeting, each Class II director would serve until our 2016 annual meeting and until his successor is elected and qualified, or until his earlier death, resignation, or removal. If any of the nominees is unexpectedly unavailable for election, shares will be voted for the election of a substitute nominee proposed by our nominating and governance committee or our Board may determine to reduce its size. Each Class II nominee has agreed to serve if elected.

Biographical information including the key attributes and skills these director nominees bring to our Board begin on page 4.

Vote Required and Board of Directors Recommendation

Directors are elected by a plurality (excess of votes cast over opposing nominees) of the votes present in person or represented by proxy and entitled to vote at the meeting. Accordingly, under the plurality voting standard, the three nominees receiving the highest number of affirmative votes will be elected as directors to serve until the 2016 annual meeting and until their successors are duly elected and qualified. However, pursuant to the Board’s majority voting policy for uncontested director elections, any nominee for election who receives a greater number of “withhold” votes than “for” votes shall promptly tender his or her resignation to the nominating and governance committee for consideration. The nominating and governance committee will then recommend to the Board whether to accept that offer of resignation in accordance with the Board’s policies and procedures. Stockholders may not cumulate their votes for the election of directors.

Shares represented by validly delivered proxies will be voted, if authority to do so is not withheld, for the election of each incumbent Class II director. Instructions to withhold authority to vote for a director nominee and broker non-votes will not be counted as votes cast and will have no effect on the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE CLASS II NOMINEES NAMED ABOVE.

PROPOSAL NO. 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee is directly responsible for the appointment, retention, compensation and oversight of the work of our independent registered public accounting firm (including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. In making its determination regarding whether to appoint or retain a particular independent registered public accounting firm, the audit committee takes into account the views of management. The audit committee has appointed Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for the fiscal year ending December 31, 2013. Grant Thornton has acted in this capacity since its appointment in fiscal 2006. The audit committee has considered whether Grant Thornton’s provision of services other than audit services is compatible with maintaining independence as our independent registered public accounting firm and determined that such services are compatible.

Although ratification by stockholders is not a prerequisite to the ability of the audit committee to select Grant Thornton as our independent registered public accounting firm, we believe that ratification to be desirable. Accordingly, stockholders are being requested to ratify the selection of Grant Thornton as our independent registered public accounting firm to conduct the annual audit of our consolidated financial statements as of and for the year ending December 31, 2013, and the audit of our internal control over financial reporting as of December 31, 2013.

If the stockholders do not ratify the selection of Grant Thornton, the selection of the independent registered public accounting firm will be reconsidered by the audit committee; however, the audit committee may select Grant Thornton notwithstanding the failure of the stockholders to ratify its selection. If the appointment of Grant Thornton is ratified, the audit committee will continue to conduct an ongoing review of Grant Thornton’s scope of engagement, pricing and work quality, among other factors, and will retain the right to replace Grant Thornton at any time.

Representatives of Grant Thornton are expected to be present at the annual meeting, with the opportunity to make a statement if the representatives desire to do so. It is also expected that they will be available to respond to appropriate questions.

Independent Registered Public Accounting Firm Fees

The following table sets forth the aggregate fees billed for professional services to us for the fiscal years ended December 31, 2012 and 2011 by Grant Thornton:

Type of Fees	2012	2011
Audit Fees (1)	$565,497	$371,928
Audit-Related Fees (2)	23,144	15,900
Tax Fees (3)	2,931	—
Total (4)	$591,572	$387,828

(1)	Represents the aggregate fees billed to us by Grant Thornton for the applicable fiscal year for professional services rendered for the audit of our annual consolidated financial statements included in our annual report on Form 10-K, audit of our internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, statutory audit requirements at non-U.S. locations, the reviews of the financial statements included in our quarterly reports on Form 10-Q and procedures performed in connection with our registration statements.
(2)	Audit-Related fees primarily consist of fees for the audit of the HeartWare, Inc. 401(k) Plan.
(3)	Tax Fees in 2012 primarily relate to international tax services.
(4)	During 2012 and 2011, Grant Thornton did not provide Other services to us or to the audit committee.

Audit Committee’s Pre-Approval Policy

It is the audit committee’s policy to approve in advance the types and amounts of audit, audit-related, tax and any other services to be provided by our independent registered public accounting firm. In situations where it is not possible to obtain full audit committee approval, the audit committee has delegated authority to the chairman of the audit committee to grant pre-approval of auditing, audit-related, tax and all other services. Any pre-approved decisions by the chairman are required to be reviewed with the audit committee at its next scheduled meeting.

All of the 2011 and 2012 fees paid to Grant Thornton described above were pre-approved by the audit committee in accordance with the audit committee’s pre-approval policy.

Vote Required and Board of Directors Recommendation

Approval of this proposal requires the affirmative vote of the holders of a majority of our shares of common stock present in person or represented by proxy and entitled to vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF PROPOSAL NO. 2

REPORT OF THE AUDIT COMMITTEE

The foregoing report does not constitute solicitation material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this report by reference therein.

The audit committee of our Board is currently composed of Robert Stockman (Chairman), Cynthia Feldmann, Robert Thomas and Denis Wade, each of whom has been determined by our Board to be an independent director under the NASDAQ Rules and under Rule 10A-3(b)(1) of the Securities Exchange Act. The Board has also determined that Mr. Stockman and Ms. Feldmann are “audit committee financial experts” under applicable SEC rules.

The audit committee operates under a written charter, which is posted in the corporate governance section of our website at www.heartwareinc.com. The audit committee members are not professional accountants or auditors. Management has the primary responsibility for preparing the financial statements and designing and assessing the effectiveness of internal control over financial reporting. Management is also responsible for maintaining appropriate accounting and financial reporting principles and policies and the internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. In this context, the directors serving as members of the audit committee reviewed and discussed with management the audited consolidated financial statements and management’s annual report on internal control over financial reporting included in our Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC on February 27, 2013.

The audit committee has discussed with Grant Thornton the matters required to be discussed under the rules adopted by the Public Accounting Oversight Board (“PCAOB”), including the quality and acceptability of our accounting policies and financial reporting processes and controls. The audit committee has received the written disclosures and the letter from Grant Thornton required by applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton’s communications with the audit committee concerning independence and has discussed with Grant Thornton its independence. The audit committee also considered the appropriateness of the provision of non-audit services by Grant Thornton relative to their independence.

Based on its discussions with management and Grant Thornton, on February 26, 2013 the members of the audit committee recommended that our Board include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC.

THE AUDIT COMMITTEE
Robert Stockman (Chairman)
Cynthia Feldmann
Robert Thomas
Denis Wade

EXECUTIVE COMPENSATION

Compensation Discussion & Analysis

The following discussion and analysis of compensation arrangements of our 2012 named executive officers should be read together with the compensation tables and related disclosures set forth below.

Our 2012 named executive officers are Douglas Godshall, Chief Executive Officer; Peter F. McAree, Senior Vice President, Chief Financial Officer and Treasurer; Jeffrey LaRose, Chief Scientific Officer; James Schuermann, Senior Vice President, Sales and Marketing; Lawrence Knopf, Senior Vice President, General Counsel and Secretary; and Lauren Farrell, former Vice President, Finance and interim principal financial officer. In accordance with SEC rules, Ms. Farrell is included in our compensation tables because she served as our interim principal financial officer from January 2012 until July 9, 2012, when Mr. McAree became our senior vice president, chief financial officer and treasurer.

EXECUTIVE SUMMARY

2012 was a challenging yet rewarding year for us. Selected highlights of our business performance and key accomplishments for 2012 include:

•	received approval by the FDA of our Pre-Market Application for our HeartWare System and launched the product for commercial sale in the US during the fourth quarter 2012;

•	completed enrollment under our 450-patient destination therapy clinical study, the ENDURANCE trial;

•	received an expanded European label for the long term use of the HeartWare System in all patients at risk of death from refractory, end stage heart failure;

•	completed the strategic acquisition of 100% of the outstanding common stock of World Heart Corporation which expanded our intellectual property and technology portfolio;

•	hired Peter McAree as our senior vice president, chief financial officer and treasurer; and

•	increased net revenues for 2012 by 33% to approximately $111 million compared to approximately $83 million in 2011.

2012 Executive Pay Alignment with Performance

Our compensation philosophy strongly supports a pay for performance culture and our programs are designed to ensure pay varies directly with performance. Many of our key accomplishments were tied directly to performance goals that were established in early 2012. While we achieved the majority of our corporate performance goals for the year, certain goals were not fully met and this resulted in annual cash bonus payments for 2012 below target levels. Additionally, certain installments of performance based equity awards granted in 2007 and 2008 vested in 2012 upon the achievement of the pre-established milestones while the final installment under one award lapsed because we did not achieve the applicable milestone prior to the fifth anniversary of the grant date.

The chart below demonstrates that our Total Shareholder Return (“TSR”) and CEO pay (as disclosed in the Summary Compensation Table) has fluctuated in alignment with each other since February 2009 when we were first listed on the NASDAQ Stock Market.

Effective Executive Compensation Governance Policies and Practices

Our executive compensation program incorporates the following governance practices to support alignment of our executives’ interests with those of our stockholders. Key features include:

•	annual cash incentives are tied to achievement of pre-established corporate and individual objectives (pay for performance);

•	the majority of our executives’ compensation is performance-based or variable (for 2012, 84% of our CEO’s pay was variable and the average variable pay for our other named executive officers was 72%);

•	we do not provide perquisites to our executives;

•

employment agreements with our named executive officers provide for “at will” employment, do not have a fixed term or guaranteed salary increases and bonuses, and provide noncompetition, non-solicitation, non-disparagement, claw back, proprietary information and inventions assignment obligations following an executive’s termination;

•	cash severance payments require a “double-trigger” in the event of change in control of the company;

•	we do not pay excise tax gross-ups on payments made in connection with an executive’s termination due to a change in control or for any other reason;

•	our Board adopted stock ownership guidelines for our executive officers and directors effective January 1, 2013;

•	our compensation committee regularly engages an independent compensation consultant who does not perform consulting or other services for the company;

•	we compare our executive compensation programs to programs offered by companies in our comparator group and other relevant data;

•	we conduct an annual review of our executive compensation program, including a review of our compensation-related risk profile;

•

our executive officers and directors are prohibited from entering into speculative or hedging transactions with our stock and from pledging shares of our stock as collateral for a loan (except in very limited circumstances that require pre-approval by the company);

•	dividends and dividend equivalents are not issued on unvested stock options, SARs or performance-based restricted stock units; and

•	our compensation committee is comprised entirely of independent directors.

Say on Pay Feedback from Stockholders

At our 2012 annual meeting, 86% of the votes cast approved our advisory resolution regarding the compensation of our named executive officers. With stockholders showing strong support of our executive compensation program, the compensation committee continued its regular practice of evaluating the program to ensure continued linkage between pay and company performance. As such, the compensation committee undertook a comprehensive review of its comparator group, adopted new stock ownership guidelines for officers and directors and added a new performance based feature to its annual long term incentive program beginning in 2013.

The Board of Directors and the compensation committee values the opinions of our stockholders, and will continue to consider the outcome of the vote when making future compensation decisions for our named executive officers.

Chief Financial Officer

On July 9, 2012, Peter F. McAree joined the company as our Senior Vice President, Chief Financial Officer and Treasurer. Mr. McAree replaced David McIntyre who transitioned from being our chief financial officer at the conclusion of our 2011 fiscal year. On June 18, 2012, we entered into a letter agreement with Mr. McAree which, among other things, set his 2012 base salary at $320,000 (subject to annual review by the Board) with an annual cash bonus opportunity targeted at 40% of his base salary (as determined by the Board in its discretion) prorated for 2012. Mr. McAree was also granted 25,000 restricted stock units in September 2012 with a purchase price of zero and vesting in four equal installments on each of the first four anniversaries of his commencement date. The letter agreement also provides that Mr. McAree will be entitled to severance payments if his employment were to be terminated by us without “cause” (as defined) or by him for “good reason” (as defined) equal to six months base salary and premiums for COBRA continuation for up to six months. In addition, Mr. McAree will be entitled to severance payments if his employment were to be terminated by us without “cause” or by him or “good reason” coincident with or within 18 months after a change in control (as defined) equal to 12 months base salary plus his most recent annual bonus (or his target 2012 bonus without proration) and premiums for COBRA continuation for up to 12 months. Mr. McAree also receives standard indemnification, vacation, insurance and health benefits and is subject to customary noncompetition, non-solicitation, non-disparagement, claw back, proprietary information and inventions assignment obligations.

The compensation package offered to Mr. McAree was recommended by Mr. Godshall and approved by the compensation committee. The elements of Mr. McAree’s compensation resulted from negotiations with Mr. Godshall (after consultation with the chair of the compensation committee) prior to his commencement date. In approving Mr. McAree’s compensation package, the compensation committee took into account his level of experience, the complexity of the role, the base salary and overall compensation at his previous employers, market comparisons, internal pay equity and anticipated contributions to the company.

DETERMINING EXECUTIVE COMPENSATION

Factors Considered in Determining Executive Compensation

In determining executive compensation, our compensation committee considers a number of factors including:

•	Our compensation objectives and philosophy;

•	Actual corporate and individual performance;

•	Market Competitiveness—Benchmarking;

•	Mix of Current and Long Term compensation;

•	Mix of fixed and variable compensation; and

•	Compensation-related risk under our compensation programs.

After taking these factors into account, the compensation committee exercises its judgment in making compensation decisions. We believe that this approach gives us the flexibility to make compensation decisions based upon our specific needs and other relevant facts and circumstances. As a result, particular elements of our named executive officers’ compensation may vary from any philosophical benchmarking targets considered by the compensation committee and addresses an individual’s position and performance, corporate performance, changes in market compensation levels and other factors particular to us at the time.

Our Compensation Objectives and Philosophy

Our executive compensation programs are intended to

•	Attract and retain highly-qualified executives;

•	Motivate our executives to achieve our strategic objectives over the short and long term;

•	Reward performance; and

•	Align the interests of our executives with our stockholders.

We believe that a strong executive management team comprised of highly qualified executives with key skills and experience in the development, manufacture and sale of medical devices and other relevant disciplines is critical to the development and growth of our business and to increasing stockholder value. Accordingly, to attract and retain superior individuals, we set executive cash compensation at or below the median of our peer group and long term equity incentives significantly above the median. The opportunity for long term equity ownership provides an incentive for our named executive officers to focus on driving increased stockholder value over an extended period, rewards for growth in our stock price and long-term value creation, and provides an incentive to remain employed with us. Our executive compensation programs are therefore designed to provide competitive pay opportunities that emphasize pay-for-performance by rewarding our executives for exceptional individual and corporate performance.

In 2011 we saw our stock price decline from prior periods which implicated our market capitalization (a primary performance measure and key criterion for selecting our comparator group). As a result, our compensation committee suspended a previously adopted multi-step plan to bring executive cash compensation in line with targeted market percentiles and for 2012 approved merit adjustments in base salary comparable to the general employee population.

Corporate and Individual Performance Considerations

Our executive compensation program is designed to reward our top performers and provide compensation opportunities that are based upon company and individual performance. In determining 2012 compensation, the compensation committee considered these performance factors when approving awards and adjustments to the compensation of our executive officers.

A discussion of the 2012 corporate and individual performance goals for our named executive officers is more fully described under the heading “Short Term Incentive Compensation” beginning on page 27.

Market Competitiveness—Benchmarking

The compensation committee, with the assistance of PM&P, reviews at least annually compensation data derived from the composite of several proprietary life science surveys provided by PM&P and from a comparator group of companies we use for purposes of comparing our executive compensation program with market practices. The comparator group consists of similarly situated companies in the healthcare equipment and medical device industries selected primarily on the basis of our business, competitors and market capitalization. When setting compensation for 2012, the compensation committee considered comparator compensation as one factor in making its compensation decisions.

2012 Comparator Group.

In September 2011, the compensation committee asked PM&P to review the 2011 comparator group (consisting of 12 healthcare equipment and supplies companies selected primarily on the basis of industry and market capitalization) in light of our current situation to recommend changes to the group for purposes of determining 2012 executive compensation, if warranted. After discussions with PM&P and management, the compensation committee approved the 2011 comparator group for use in 2012 except for removing two companies which had been acquired in 2011.

The companies listed below comprised our 2012 comparator group:

Align Technology, Inc.	ArthroCare Corporation	Cyberonics, Inc.
Integra Life Sciences Holding Corp.	Masimo Corporation	NuVasive, Inc.
NxStage Medical, Inc.	Orthofix International, N.V.	Thoratec Corporation
Volcano Corporation

In September 2012, the compensation committee again requested PM&P to review the 2012 comparator group for appropriateness in light of our evolving business and projected growth. Following its review, PM&P recommended that certain companies be removed and that new companies be added to the 2012 comparator group for use in making 2013 compensation decisions. The new additions to the comparator group represent similarly situated companies with revenues, market capitalization and projected growth in closer alignment with ours and include additional companies contained in the peer group developed by Institutional Shareholder Services for us in 2012.

Changes to the 2012 comparator group to create the 2013 comparator group approved by the compensation committee in December 2012 are outlined below:

2012 Comparator Group	Removed	Added	2013 Comparator Group
Align Technology	ArthroCare	Abaxis	Abaxis
ArthroCare	Integra Life Sciences	ABIOMED	ABIOMED
Cyberonics	Masimo	DexCom	Align Technology
Integra Life Sciences	NuVasive	Endologix	Cyberonics
Masimo	Orthofix	Genomic Health	DexCom
NuVasive		Insulet	Endologix
NxStage		Mako Surgical	Genomic Health
Orthofix		OraSure	Insulet
Thoratec		Quidel	Mako Surgical
Volcano			NxStage
OraSure
Quidel
Thoratec
Volcano

Mix of Current and Long-Term Compensation

Because the successful operation of our business requires a long-term approach, one of the important components of our compensation program is the long-term equity compensation component. The compensation committee believes that the incorporation of a long-term compensation element aligns our executive officers’ interests with the economic interests of our stockholders, reflects our business model and further supports our pay for performance philosophy. Achievement of our short-term objectives is rewarded through annual cash incentives, while long-term equity incentive awards encourage management to focus on our long-term goals. For each executive, the amount of pay that is actually realized is primarily driven by corporate performance and each executive’s personal contribution to that performance. All long term equity incentives granted to our named executive officers under our annual equity award program were granted in the form of restricted stock units for 2012. The compensation committee elected to use restricted stock units under this program because it believes this form of equity award provides an incentive to our named executive officers to focus on driving increased stockholder value over the vesting period, uses fewer shares than stock options, rewards for growth in our stock price and long-term value creation, and provides an incentive to remain employed with us. Generally, awards granted under our annual program vest in equal increments on the first four anniversaries of the date of grant (or such other date as determined by the compensation committee) provided the executive remains employed by us. For 2013, the compensation committee introduced a performance based feature to this compensation component which is discussed under the heading “2012 Long-Term Incentive Awards (Annual Program)” beginning on page 29.

Mix of Fixed vs. Variable Compensation

The compensation committee considers both the cost and the motivational value of the various components of compensation. In addition to base salary, the compensation committee determined that short term incentive compensation (annual bonuses) should be delivered in cash. The compensation committee also determined that long-term incentive compensation should include stock-based compensation and favor positioning our executives’ long term annual awards at levels that are consistent with the 75th percentile of our comparator group. The compensation committee believes this practice helps to align the long-term financial rewards available to senior management with increases in stockholder value over the long-term.

Participants in the Decision Making Process

Role of the Compensation Committee

Our compensation programs (including equity compensation) are overseen and administered by the compensation committee of the Board of Directors. The compensation committee is composed entirely of independent, non-management directors.

In addition to determining and then reporting to the full Board generally on our overall compensation strategy for all employees, the compensation committee makes specific decisions regarding compensation packages and other terms of employment for our senior executive officers, including our named executive officers. At least annually, the compensation committee conducts a review of our executive compensation programs (including a risk review), approves the performance goals for our incentive compensation programs and evaluates performance at the end of each performance period. In the course of its regular and annual reviews, the compensation committee considers our current compensation programs and whether to modify them or introduce new programs or elements of compensation in order to better meet our overall compensation objectives and address feedback we have received from the results of our annual say on pay vote. In all cases, the compensation committee reviews its recommendations with the full Board prior to making final determinations regarding our executive compensation programs. The compensation committee meets periodically in executive session without management present and our executives are not present when the compensation committee discusses their pay. The compensation committee has the authority to select, retain and terminate special counsel and other experts (including compensation consultants), as it deems appropriate.

Role of Executive Officers

While the approval of our overall compensation philosophy and executive compensation determinations are solely the responsibility of the compensation committee and the Board, the compensation committee looks to certain of our officers, including our Chief Executive Officer, General Counsel and Vice President of Human Resources to work within the compensation philosophy to make recommendations with respect to program design, overall guidelines and specific compensation decisions. In addition, from time to time, the compensation committee requests that senior management obtain information on behalf of the compensation committee in order to assist the compensation committee with its decision-making.

The Chief Executive Officer interfaces and negotiates new executive officer compensation packages with prospective executives (often after consultation with the chair of the compensation committee) which are later recommended to the compensation committee for approval. He also assists the compensation committee by initially developing and then recommending to the compensation committee our annual corporate performance goals and the individual performance goals for our executive officers. He provides the Board and the compensation committee with his perspective on the performance of our executive officers, other than himself, as part of our annual personnel review. The compensation committee believes that the Chief Executive Officer is in the best position to assess the performance of our executives (other than himself), and he accordingly plays an important role in the compensation setting process. The Chief Executive Officer is not present during any discussions regarding his own compensation. Decisions about individual compensation elements and total compensation, including those related to the Chief Executive Officer, are ultimately made by the compensation committee using its judgment, focusing primarily on both the executive officer’s and the company’s current and anticipated overall performance.

Role of Independent Compensation Consultants

Since late 2009, our compensation committee has engaged PM&P, a specialist in United States-based compensation practices, as its independent compensation consultant. PM&P has assisted the compensation committee with establishing our comparator group of companies, selecting relevant market data from which we compare and design our executive and director compensation programs, recommending adjustments to our executives’ and directors’ compensation, providing regulatory updates and tracking governance and best practices trends. At the request of the compensation committee, PM&P reviewed relevant compensation information, data and trends and made recommendations for changes to (i) our director compensation program for 2010 and 2011, (ii) our executive compensation programs for each year beginning with 2010, and (iii) our comparator group for each year beginning with 2010. PM&P has not provided any services directly to management since their initial engagement by the compensation committee in 2009.

DETAILED INFORMATION ABOUT COMPENSATION ELEMENTS

Elements of 2012 Compensation

Compensation packages are set at levels intended to attract, retain and motivate executives capable of managing our diverse operations and achieving our strategic objectives. Considerations about the growth stage of our company are significant factors used by the compensation committee when determining executive pay components. The compensation committee believes that our ability to attract key talent in competition with companies that may be larger and more mature than we are is critical to achieving our strategic goals. Elements of our overall executive compensation program include:

•	Base salary;

•	Annual cash incentive compensation (bonus);

•	Long-term equity incentive compensation;

•	Severance and change in control benefits; and

•	Participation in company benefit plans.

As a reference point, we compare certain of these elements to market data. In particular, we compare base salary, total cash (base salary plus annual incentive targets) and long-term equity incentives to market. In line with our overall pay for performance philosophy, the total compensation (total cash plus long-term incentives) received by our named executive officers will vary based on individual and corporate performance measured against pre-established performance goals and the performance of our stock. Additionally, because a large percentage of our named executive officers’ pay is comprised of equity compensation, their overall compensation increases with increases in our stock price.

In 2012, as reflected in the following charts, the compensation committee awarded the majority of each of our named executive officer’s total direct pay opportunity in the form of:

•	Long-term equity incentive compensation (restricted stock units) as compared to annual or short-term compensation (base salary and annual incentive)

•	“At-risk” pay (target annual incentive and restricted stock units) as compared to fixed pay (base salary)

The charts above include 2012 base salary, target bonus and annual restricted stock unit awards granted in 2013 based on 2012 full year performance, but do not include a sign-on equity award granted to Mr. McAree and a special equity award granted to Mr. Schuermann in 2012. Beginning in 2013, the compensation committee began to grant equity awards to executive employees in the first quarter of the new fiscal year rather than in the last quarter of the ending fiscal year in order to assess full year performance. Mr. Godshall’s restricted stock unit award is subject to stockholder approval at this 2013 Annual Meeting. If approved, the award will be reported in our 2013 Summary Compensation Table along with restricted stock awards granted to our named executive officers in February 2013 for 2012 performance. Ms. Farrell did not receive an equity award in 2013 in light of her departure from the company on March 1, 2013 and her compensation was not included in the above charts.

Base Salary

Base salary is the only fixed component in our executive compensation program and is used to provide our named executive officers a stable source of income (that is, base salary is not “at risk”). Each year, the compensation committee reviews the base salaries of our executives and determines whether to approve merit or other increases based upon our performance, their individual performance, changes in duties and responsibilities, the recommendations of our Chief Executive Officer (except for purposes of determining his own salary) and market data. While base salaries are reviewed annually, they do not automatically increase. The committee generally implements any base salary increases on a calendar year basis.

2012 Base Salary Decisions

In December 2011, our compensation committee conducted its annual compensation review which included a review of compensation elements against our 2011 comparator group. In light of the decrease in our market capitalization and the actual and anticipated increases in our operating expenses for 2011 and 2012, the compensation committee approved modest increases in base salaries generally consistent with those awarded to our overall employee population to reward and recognize the executives for their commitment towards readying the company for regulatory review and anticipated commercial launch of our HeartWare System in the US. As a result, base salaries in 2012 for our named executive officers varied by individual but were generally aligned with the median of our comparator group. Adjustments to 2011 base salaries (rounded to the nearest thousand) were made effective January 2012 as follows:

	2011 Base Salary	Increase (%)	2012 Base Salary
Douglas Godshall	$500,000	5.00%	$525,000
Peter McAree (1)	—	—	$320,000
Jeffrey LaRose	$315,000	2.86%	$324,000
James Schuermann	$274,000	5.47%	$289,000
Lawrence Knopf	$310,000	2.90%	$319,000
Lauren Farrell	$230,000	3.48%	$238,000

(1)	Peter McAree commenced employment with us in July 2012.

In February 2013, our compensation committee approved merit adjustments for our named executive officers based on 2012 performance. The compensation committee considered individual and corporate performance for 2012, the overall merit budget and analytical approach for the company as a whole as well as market positioning. Specifically for each named executive officer, other than the Chief Executive Officer, the compensation committee reviewed the Chief Executive Officer’s evaluation of the officer’s individual performance for the prior year. In making base salary decisions for the Chief Executive Officer, the Board of directors reviewed the Chief Executive Officer’s individual performance for the prior year. In general, the compensation committee targeted executive base salaries for 2013 at or below the median of our comparator group. Adjustments were made to the base salaries (rounded to the nearest thousand) of our named executive officers (other than Ms. Farrell who departed from the company on March 1, 2013) effective for 2013 as listed below:

	2012 Base Salary	Increase (%)	2013 Base Salary
Douglas Godshall	$525,000	3.43%	$543,000
Peter McAree (1)	$320,000	1.56%	$325,000
Jeffrey LaRose	$324,000	2.78%	$333,000
James Schuermann	$289,000	4.50%	$302,000
Lawrence Knopf	$319,000	3.45%	$330,000

(1)	Mr. McAree commenced employment with us in July 2012. Accordingly, his base salary for 2013 was adjusted on a pro-rated basis

Short-Term Incentive Compensation

Short-term incentive compensation or annual cash bonuses are an important element of our pay-for-performance compensation strategy. Incentive compensation, subject to corporate cash flow and overall working capital requirements, is used to attract new executives and to reward the achievement of significant individual and corporate objectives. We believe this compensation element aligns executive and stockholder goals. Annual cash bonuses are paid upon the achievement of pre-established corporate and individual performance goals as determined by our compensation committee.

Target Bonus Opportunity

Each named executive officer’s target bonus opportunity is expressed as a percentage of base salary and weighted for the achievement of corporate and individual performance goals. The relative weight applied to each goal is set based upon the executive’s ability to directly influence corporate performance as determined within the sole discretion of the compensation committee.

In January 2012, the compensation committee adjusted the target bonus opportunity upwards for Mr. Godshall (from 65% to 75%) and Mr. LaRose (from 45% to 50%) to bring total cash compensation (base salary plus target annual bonus) more in line with target market positioning. The effect of these increases also increased the amount of overall pay opportunity for 2012 and put a larger percentage of total pay subject to the achievement of performance goals further supporting our pay-for-performance philosophy. The compensation committee targeted bonus opportunity and total cash compensation for executive officers at the median of our comparator group. The information provided below reflects 2012 target bonus opportunity for each of the named executive officers (except that Mr. McAree’s 2012 bonus was prorated in light of his July 2012 commencement date) and the relative weighting between corporate and individual performance goals:

	2012 Target Annual Incentive (% of base salary)	Corproate Goals	Individual Goals
Douglas Godshall	75%	80%	20%
Peter McAree	40%	50%	50%
Jeffrey LaRose	50%	50%	50%
James Schuermann	40%	50%	50%
Lawrence Knopf	40%	75%	25%
Lauren Farrell	35%	50%	50%

2012 Annual Bonus Program

For 2012, the annual cash bonuses were awarded under our Bonus Plan for Executives. Under this plan, annual cash bonus amounts are determined based on achievement of certain pre-established corporate and individual goals set by the compensation committee (upon the recommendation of Mr. Godshall) at the beginning of the performance period. For 2012, the corporate goals were tied to key objectives under our strategic plan which our compensation committee believes is most appropriate given the growth stage of our company.

The compensation committee also approved individual objectives for each of our named executive officers. Mr. Godshall’s 2012 goals were primarily focused on preparing for commercial launch of the HeartWare System and filling key open management positions. Mr. McAree’s 2012 goals (which were established shortly after joining our company) primarily focused on integrating his role within the company and financial planning. Mr. LaRose’s 2012 goals were primarily focused on achieving particular clinical and pre-clinical milestones, regulatory submissions and process improvement initiatives. Mr. Schuermann’s 2012 goals were primarily focused on the launch of the HeartWare System, international market objectives, new product integration and departmental efficiencies. Mr. Knopf’s 2012 goals were primarily focused on developing and implementing certain legal and business strategies, health care compliance and corporate governance initiatives and transactional objectives. Ms. Farrell’s 2012 goals were primarily focused on creating efficiencies within the financial reporting process and forecasting and internal auditing initiatives.

2012 Results

In January 2013, the compensation committee discussed with the Chief Executive Officer 2012 performance compared to the established corporate and individual goals and certified achievement against these goals. The annual bonuses actually paid represent the compensation committee’s decision to pro rate achievement of several corporate and individual goals which were not fully satisfied. This resulted in 75% corporate goal achievement and between 60% and 100% for individual named executive officer achievements.

The achievement of the 2012 corporate goals approved by the compensation committee are listed below.

Goal	Weighting	Actual
Receive FDA approval and launch the HVAD System in US	30%	30%
Reach specified regulatory and clinical trial milestones with respect to next generation MVAD pump	25%	10%
Achieve specified revenue and operating income targets	20%	10%
Complete specified milestones with respect to a fully implantable TET system	15%	10%
Drive customer and patient-centric culture	10%	15%

The information listed below reflects the actual amounts (rounded to the nearest thousand) earned by our named executive officers for 2012 performance under the plan in comparison to each named executive officer’s target bonus opportunity.

	Target Annual Incentive (% of base salary)	Target Annual Incentive ($)	Actual Annual Incentive Award ($)	Actual Annual Incentive as a % Target Incentive
Douglas Godshall	75%	$394,000	$315,000	80%
Peter McAree (1)	40%	$128,000	$54,000	42%
Jeffrey LaRose	50%	$162,000	$110,000	68%
James Schuermann	40%	$116,000	$101,000	87%
Lawrence Knopf	40%	$128,000	$104,000	81%
Lauren Farrell	35%	$83,000	$69,000	83%

(1) Under our Bonus Plan for Executive Officers adopted in 2011, if an eligible employee joins the company after March 31 of a given year, he or she may participate on a prorated basis in the plan. Mr. McAree joined the company on July 9, 2012.

Other Bonuses

In 2012, Ms. Farrell was paid a special bonus in the amount of $20,000 for her service as interim principal financial officer for the period beginning January 1, 2012 until July 9, 2012, when Peter McAree became our senior vice president, chief financial officer and treasurer.

Long-term Equity Incentive Compensation

We use long-term equity incentives both as part of the annual compensation program for our executive officers and to address special situations as they may arise from time to time and on a case by case basis. Our equity award practices have been designed to reflect a balance between:

•	Our need to motivate and retain executive talent;

•	Our need to remain competitive in recruiting; and

•	Equity usage.

In 2012, as in prior years, equity awards represented a significant portion of the total compensation awarded to our named executive officers in order to tie a substantial portion of the executive officers’ compensation to long-term stockholder value. For 2012, most equity awards were granted in the form of time-based restricted stock units (“RSUs”).

The compensation committee believes RSUs provide an incentive for our named executive officers to focus on driving increased stockholder value over their vesting period, reward management for growth in our stock price and long-term value creation, use fewer shares than stock options (minimizing dilution) and provide an incentive to remain employed with us. Additionally, since a very large portion of this compensation is at risk, the compensation committee determined to grant time-based restricted stock units to attract key management and promote retention. Time based awards generally vest in four equal annual installments on each of the first four anniversaries of the grant date, subject to continuous employment.

Vesting of Performance-Based RSUs in 2012

In August 2008, the compensation committee approved for each of Ms. Farrell and Messrs. Godshall, LaRose and Schuermann, a performance-based restricted stock unit award. The awards to Ms. Farrell and Messrs. LaRose and Schuermann were granted under the HeartWare International Restricted Stock Unit Plan. Mr. Godshall’s award was approved by our stockholders at our 2009 annual meeting and issued under our 2008 Stock Incentive Plan. Under the terms of these awards, RSUs vest in three installments provided the officer is employed with us on the vesting date (except that the RSUs will vest upon the executive’s death, disability, position elimination or upon a change in control of the company). The first two installments vested in prior years. The final installment representing 25% of the award vested in November 2012 upon receipt of FDA approval to use the HVAD pump as a Bridge-to-Transplant therapy in the United States.

In November 2007, the compensation committee approved for each of Ms. Farrell and Messrs. Godshall, LaRose and Schuermann performance-based awards under the HeartWare International Restricted Stock Unit Plan and HeartWare International Employee Stock Option Plan. Mr. Godshall’s award was approved by our stockholders at our 2008 annual meeting. Performance awards were granted in the form of restricted stock units to each of Ms. Farrell and Messrs. Godshall, LaRose and Schuermann and performance based stock options were also granted to Mr. Schuermann and Ms. Farrell. Each of these awards were scheduled to vest in four equal installments upon satisfaction of certain performance milestones within 5 years of the grant date provided the executive officer is employed with us on each vesting date (except that the RSUs will vest upon the executive’s death, disability, position elimination or upon a change in control of the company). The first two installments of the November 2007 awards vested in prior years. In May 2012, the third installment of these awards vested upon completion of enrollment under our Destination Therapy clinical trial in the US. Under the terms of these awards the final installment lapsed without vesting in November 2012 as the final performance milestone was not satisfied prior to the fifth anniversary of the grant date.

2012 Long-Term Equity Incentive Awards (Annual Program)

In February 2013, the compensation committee approved RSU awards to all of the named executive officers (subject to stockholder approval in the case of Mr. Godshall), under our annual long-term equity incentive program based on full year 2012 performance. The compensation committee elected to use RSUs as the long term incentive vehicle in order to drive shareholder value, maximize retention value for our named executive officers, conserve cash and to minimize dilution; however 80% of each award will vest in equal annual installments on the first four anniversaries of the grant date and 20% will vest upon the achievement of individualized multi-year performance milestones. The amount of each award was determined based upon individual performance and competitive market positioning for long-term equity incentives targeted at the 75th percentile of our comparator group. The compensation committee believes it is appropriate at the current stage of our evolution to emphasize long term equity incentives relative to cash compensation in order to attract and retain senior leadership who may be offered alternative opportunities at larger more mature companies. The committee believes this approach is consistent with general market practices for similarly-situated companies and is an effective use of equity compensation. The compensation committee approved the following RSU awards on February 7, 2013: Mr. Godshall (25,000 RSUs subject to stockholder approval at this 2013 annual meeting); Mr. McAree (7,000 RSUs), Mr. LaRose (8,000 RSUs); Mr. Schuermann (8,000 RSUs) and Mr. Knopf (7,000 RSUs). The compensation committee recognized that as a result of the addition of performance milestone based equity awards as well as time-based equity awards for the first time in almost five years, long-term equity incentives and realizable total direct compensation for some of our named executive officers exceeded the 75th percentile of our comparator group. Ms. Farrell did not receive an equity award in February 2013 in light of her departure from the company on March 1, 2013.

As discussed above, in February 2013, the Board of Directors recommended the grant of 25,000 RSUs to Mr. Godshall. This grant is subject to stockholder approval as set forth in Proposal No. 5— APPROVAL OF THE GRANT OF RESTRICTED STOCK UNITS TO DOUGLAS GODSHALL.

Other 2012 Long-Term Equity Incentive Awards

In September 2012, Mr. McAree was granted 25,000 RSUs which vest in equal annual installments over four years beginning with the first anniversary of commencement of his employment, July 9, 2013. The compensation committee upon the recommendation of the Chief Executive Officer approved this award, determining it was a reasonable and appropriate inducement of employment for Mr. McAree in light of his experience and anticipated contributions to the long term success of the company.

In light of Mr. Schuermann’s role in the commercial launch of the HeartWare System in the United States and continued expansion internationally, in December 2012 the compensation committee upon the recommendation of the Chief Executive Officer approved a special grant to Mr. Schuermann of 5,000 RSUs. These RSUs were granted under our 2012 Incentive Award Plan and will vest in equal annual installments over three years beginning with the first anniversary of the date of grant, December 20, 2012. In reviewing the facts and circumstances surrounding this recommendation, the compensation committee considered the motivational value of the award in light of the company’s desire to retain and incent Mr. Schuermann as leader of our sales and marketing function and significant contributor to our executive team.

HeartWare International Incentive Plans

There were two incentive plans in effect during 2012—our 2008 Stock Incentive Plan (the “2008 Plan”) and our 2012 Incentive Award Plan (the “2012 Plan”) which was approved by our stockholders at the 2012 Annual Meeting. The provisions of both plans are substantially similar in that:

•	the purpose of both plans is to attract, retain and reward executives by creating long term incentives that align executive and stockholder interests;

•	both plans prohibit payment of dividends on stock options, stock appreciation rights and unvested performance based awards; and

•	both plans prohibit repricing of stock options without stockholder approval.

Once the 2012 Plan became effective, no further awards were granted under the 2008 SIP although outstanding awards will continue to be subject to the terms and conditions of the plan from which they were granted.

The 2012 Plan also provides us with the ability to grant cash based performance awards. Beginning with the 2013 performance year, performance goals will be established and annual cash bonuses will be granted under the 2012 Plan.

Other Compensation

Other Employee Benefits

Executive officers receive the same healthcare benefits as other employees. In the United States, we maintain health, dental and life insurance plans for the benefit of eligible executives. Each of these benefit plans require the executive to pay a portion of the premium, with the company paying the remainder of the premiums. Life, accidental death, dismemberment and disability, and short and long-term disability insurance coverage is also offered to all eligible executives, and we pay these premiums in full. These benefits are offered on the same basis to all employees.

Retirement Plans

In the U.S., our executives are eligible to participate in a 401(k) retirement plan after 90 days of employment. As part of the plan, we established a matching program for all of our employees, including the named executive officers. HeartWare does not offer any other form of retirement program for its employees, including its named executive officers.

Perquisites

As a general matter, we do not provide special benefits and perquisites to our named executive officers.

Relocation

We do not maintain a formal relocation policy, but have provided relocation assistance to certain of our employees and executives in limited circumstances. Some executives may, generally on commencement of employment with us, be required to relocate residences in order to fulfill their job responsibilities. In this case, we have agreed to reimburse costs or negotiated a relocation allowance with the relevant executive on a case-by-case basis. Relocation allowances may include our making a contribution toward the cost of relocation, establishment of housing and utilities, travel and in some cases rental assistance. We believe this practice is important in order for us to attract superior executive talent. We did not enter into new relocation arrangements with our executives in 2012.

Employment Agreements and Severance Arrangements

All of our named executive officers have employment agreements with us. These contracts do not have a fixed term or provide for guaranteed increases in base salary or bonuses, and the executives serve on an “at will” basis. The employment agreements contain provisions that entitle our executives to certain payments or benefits if their employment is terminated under certain circumstances, including after a “change-in-control” of the company occurs.

We believe that employment agreements provide us with a mechanism to attract and retain our executive officers. The employment agreements provide us with competitive protections through provisions assigning intellectual property to us and restricting our executives from disclosing our confidential information, competing with us or soliciting our employees, clients, customers, vendors or suppliers. In turn, the agreements provide our executives with protection so they are not distracted by their personal, professional or financial situations at a time when we need them to remain focused on their responsibilities. The agreements provide for “double-trigger” severance payments in the event of a change in control and the executive officer is either terminated from his or her position or moved into a position that represents a substantial change in responsibilities within 18 months after the transaction (these payments do not become due unless both events occur). We will not provide tax gross up payments to an executive if a payment upon a change in control would create an excise tax liability to the executive.

The material terms of each named executive officer’s employment agreement, and the payments or benefits which the named executive officers would receive under different termination circumstances, are set forth below in “—Employment Agreements” and “—Potential Payments Upon Termination or Change-In-Control”, respectively.

Transactions In Our Securities

Our Insider Trading Policy prohibits our employees, including our executive officers and directors, from engaging in transactions designed to off-set decreases in the market value of our stock, including certain forms of hedging and monetization transactions, such as “zero-cost collars” and “prepaid variable forward contracts.” Our policy also prohibits employees, including our executive officers and directors, from pledging our securities as collateral for a loan except in very limited circumstances which require pre-approval by the company.

10b5-1 Plans

Each of our executive officers is required to receive the permission of our general counsel prior to entering into any transactions in our securities. Generally, trading is permitted only during announced trading windows. Employees subject to trading restrictions, including our named executive officers, may enter into trading plans under Rule 10b5-1 of the 1934 Act provided the plans are entered into during an open trading window and approved by us. Our executive officers, including our named executive officers, are presently parties to 10b5-1 plans covering anticipated transactions such as the open market sale of shares used to pay taxes upon the vesting of RSUs and payment of the option price and applicable taxes upon exercise of vested stock options.

Clawback Policies

We currently do not have a formal policy for the recoupment of incentive compensation other than what is currently required by the Sarbanes-Oxley Act of 2002. It is the compensation committee’s intention to develop and implement a recoupment policy after the SEC has issued final regulations (as required under the Dodd-Frank Act) regarding the scope and form of the required clawback policy.

Under our employment agreements with our executive officers, we are entitled to recover any severance payments made to an executive for breach of the non-competition, non-solicitation, non-disparagement and confidentiality restrictive covenants contained in the agreement for established periods of time up to two years following an executive’s termination.

Equity Grant Practices

Our compensation committee typically makes grants of equity awards to our executive officers and directors on an annual basis or in connection with the commencement of an executive’s employment or a director’s initial appointment to the Board. These grants are generally made at regularly scheduled meetings and on occasion by unanimous written consent of the compensation committee. Until 2012, annual equity grants made to our executive officers were generally approved by the compensation committee at regularly scheduled meetings held during the last quarter of each fiscal year, and to our directors at regularly scheduled meetings during the first quarter of the year. In 2012, the compensation committee began to transition the annual grant of equity incentives under both employee and non-employee director annual programs to the first quarter of each fiscal year in order to have full year performance data available for consideration in making compensation, including equity incentive, determinations. For this transitional year, the compensation committee granted equity incentives to nonexecutive employees in the last quarter of 2012 and to executive employees and non-employee directors in the first quarter of 2013.

Equity grants to new executive officers are approved at the next regular meeting following the executive’s first day of employment, and coincident with the director’s appointment to the Board. In accordance with ASX Listing Rule 10.14, all equity grants to our directors including our Chief Executive Officer are subject to stockholder approval and are recommended at the next annual meeting following the compensation committee’s approval of the award. The exercise price of each stock option grant is equal to the closing price of our common stock on the date of the grant.

Stock Ownership Guidelines

Effective January 1, 2013, our Board upon the recommendation of our nominating and governance committee, adopted stock ownership guidelines for our Section 16 officers and non-employee directors. These guidelines were established to align the interests of our corporate leaders with those of our stockholders and further promote our commitment to sound corporate governance practices. The ownership guidelines for our executives and non-employee directors are listed below:

Multiple of Base Salary or Base Retainer
Chief Executive Officer	5.0x
Non-employee Directors	3.0x
All Other Section 16 Officers	1.0x

Shares owned by an executive officer include common stock that is beneficially owned, directly or indirectly, by the officer, restricted stock, restricted stock units and after-tax appreciation of vested unexercised stock options.

All officers have three years from the effective date of these guidelines or their appointment as a Section 16 officer to meet these guidelines, and their stock ownership is reviewed annually by the nominating and governance committee.

Tax Considerations

Section 162(m) of the Internal Revenue Code places a limit of $1 million on the amount of compensation that we can deduct in any one year for compensation paid to the Chief Executive Officer and the three most highly-compensated named executive officers at the end of the year (other than the chief financial officer). However, the $1 million deduction limit does not apply to compensation that is performance-based and provided under a plan that has been approved by our stockholders. While the compensation committee considers the deductibility of awards as one factor in determining executive compensation, the compensation committee also looks at other factors in making its decisions as noted above and retains the flexibility to grant awards it determines to be consistent with our executive compensation program objectives and philosophy, even if the award is not deductible by the company for tax purposes.

COMPENSATION COMMITTEE REPORT

The compensation committee has reviewed and discussed this Compensation Discussion & Analysis with management and, based on such review and discussion, the compensation committee recommends that it be included in this Proxy Statement.

COMPENSATION COMMITTEE

Timothy Barberich (Chairman)
Cynthia Feldmann
Denis Wade
Robert Thomas

Summary Compensation Table

The following table sets forth compensation earned by(i) our Chief Executive Officer, (ii) our Chief Financial Officer, (iii) our former interim principal financial officer, and (iv) each of our other three most highly compensated executive officers employed by us at the end of fiscal 2012, to whom we refer to collectively as the “named executive officers.” Compensation earned by our named executive officers is presented for the last three fiscal years except for our present and former interim principal financial officer.

The components of the total compensation are described below and in more detail in the tables that follow. Please also refer to our Compensation Discussion and Analysis beginning on page 19 to help you understand the compensation practices and programs resulting in the compensation elements reflected in these tables.

SUMMARY COMPENSATION TABLE

For the Years Ended December 31, 2012, 2011 and 2010

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3)		Non-Equity Incentive Plan Comp. ($) (4)	All Other Comp. ($) (5)	Total ($)
Douglas Godshall	2012	524,039	—	2,929,320	(4)	315,000	4,500	3,772,859
President &	2011	497,115	21,500	1,773,775	(4)	253,500	9,800	2,555,690
Chief Executive Officer	2010	437,500	215,000	6,848,400	(4)	—	8,846	7,509,746

Peter McAree	2012	147,692	—	2,375,500		53,552	—	2,576,744
Senior Vice President,
Chief Financial Officer and
Treasurer

Jeffrey LaRose	2012	324,087	—	—		109,502	6,364	439,953
Executive Vice President and	2011	313,654	—	1,195,775		121,196	9,800	1,640,425
Chief Scientific Officer	2010	290,769	96,768	1,001,840		—	8,089	1,397,466

James Schuermann	2012	288,582	—	409,700		101,194	9,575	809,051
Senior Vice President, Sales &	2011	274,237	—	683,300		97,900	9,800	1,065,237
Marketing	2010	264,029	99,611	447,250		—	—	810,890

Lawrence Knopf	2012	318,942	—	—		103,773	8,952	431,667
Senior Vice President, General	2011	232,500	10,000	2,069,190		102,300	5,246	2,419,236
Counsel and Secretary								—

Lauren Farrell	2012	237,740	20,000	—		68,737	10,213	336,690
Former Vice President, Finance
(Interim principal financial officer)

(1)	Mr. McAree was hired in July 2012 and Mr. Knopf was hired in March 2011. Accordingly, Mr. McAree’s base salary in 2012 and Mr. Knopf’s base salary in 2011 reflect prorated amounts for the year in which they were hired. Mr. McAree’s annual base salary for 2012 was $320,000 and Mr. Knopf’s annual base salary for 2011 was $310,000.
(2)	The Bonus column includes discretionary cash payments (including annual cash bonus payments for 2010) other than those awarded under our Bonus Plan for Executive Officers which became effective beginning with the 2011 performance year. In October 2012, Ms. Farrell was paid a bonus in the amount of $20,000 for her service as interim principal financial officer for the period January 1, 2012 to July 8, 2012. For 2011, the amount attributable to each of Mr. Godshall and Mr. Knopf represents (i) a special bonus paid to Mr. Godshall in January 2012 to recognize his efforts that year in preparing the company for commercialization of our HeartWare System in the United States and (ii) a sign on bonus to Mr. Knopf in connection with becoming our Senior Vice President and General Counsel in March 2011.
(3)	Mr. Godshall’s Stock Awards for each year reflect restricted stock unit awards granted following approval by our stockholders but approved by our compensation committee during the prior year. For example, the value of the stock award for 2012 represents an award approved by the compensation committee in December 2011 and granted in May 2012 following approval by our stockholders.
(4)	Amounts included in this column represent payments made under our Bonus Plan for Executive Officers for performance during the prior year. Payments for 2012 performance were made in February 2013. Mr. McAree’s bonus reflects a prorated amount based upon his start date of July 9, 2012. See “Compensation Discussion and Analysis” beginning on page 19 for a discussion of how these amounts were determined under the plan.
(5)	Amounts reflected in this column represent matching contributions made to each participating named executive officer under our 401(k) retirement plan which is available to eligible employees after 90 days of employment.

Grants of Plan Based Awards

The table below describes the grants of plan-based awards made to our named executive officers in 2012.

2012 Grants of Plan Based Awards

Name	Award Type	Grant Date	Target ($) (1)		All Other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock Awards ($) (2)
Douglas Godshall	RSU	5/31/2012			36,000	(3)	2,929,320
	Annual Cash Bonus		393,750

Peter McAree	RSU	9/20/2012			25,000	(4)	2,375,500
	Annual Cash Bonus		61,400	(5)
Jeffrey LaRose	Annual Cash Bonus		162,225

James Schuermann	RSU	12/20/2012			5,000	(6)	409,700
	Annual Cash Bonus		115,650
Lawrence Knopf	Annual Cash Bonus		127,720

Lauren Farrell	Annual Cash Bonus		83,318

(1)	These awards were granted under our Bonus Plan for Executive Officers and are based on corporate and individual performance goals for each named executive officer established in early 2012. Potential payouts under this plan for 2012 did not include threshold or maximum targets. For a discussion of this plan and the achievement of the performance criteria by our named executive officers for 2012, see the narrative to this table below and our Compensation Discussion and Analysis section beginning on page 19. Actual amounts paid for 2012 in February 2013 are listed in the Summary Compensation Table above.
(2)	The dollar value of restricted stock units in this column are equal to the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, except no assumptions for forfeitures were included. A discussion of the assumptions used in calculating the grant date fair value is set forth in Note 13 to our audited consolidated financial statements for the fiscal year ended December 31, 2012 included in our Annual Report on Form 10-K.
(3)	This restricted stock unit award was granted to Mr. Godshall in May 2012 under our 2008 Stock Incentive Plan following approval by our stockholders at the 2012 annual meeting. Under the terms of the award, restricted stock units will vest in four equal annual installments beginning with the first anniversary of the compensation committee’s approval of the award. The first installment of this award (9,000 shares) vested on December 21, 2012.
(4)	This restricted stock unit award was granted to Mr. McAree in September 2012 under our 2012 Incentive Award Plan and will vest in four equal annual installments beginning on July 9, 2013, the first anniversary of his commencement date.
(5)	Mr. McAree’s target 2012 annual cash bonus reflects a prorated amount for the period beginning July 9, 2012, the date he was hired, through the end of 2012.
(6)	This restricted stock unit award was granted to Mr. Schuermann in December 2012 and will vest in three annual installments beginning on December 20, 2013, the first anniversary of the date of grant.

Additional Information Explaining Summary Compensation and Grants of Plan-Based Awards Tables

The information contained in this section discusses the plans and arrangements under which our named executive officers received the compensation reported in the Summary Compensation Table and Grants of Plan-Based Awards Table above. Additional information regarding the process for determining executive compensation, compensation decisions made for our named executive officers for 2012 and the relationships among different elements of compensation of these plans and arrangements to our named executive officers in 2012 is contained in our Compensation Discussion and Analysis section beginning on page 19.

Annual Incentive Bonuses

In February 2011, our Board of Directors adopted a formal bonus plan for our senior management team including the named executive officers. This plan is designed to reward our executives for the achievement of pre-established corporate and individual performance goals. All awards under the Bonus Plan for Executive Officers are paid in cash.

The target award opportunity under the bonus plan for each executive officer is established by the compensation committee and expressed as a percentage of base salary. At the beginning of 2012, the compensation committee approved a formula for target payouts under this plan which included setting corporate and individual performance goals for the year and assigning each goal a relative weight. Target opportunities for executive officers are also weighted between the achievement of corporate and individual performance objectives and vary by individual. At the end of the performance period, the compensation committee evaluates and approves the extent to which the corporate and individual goals have been satisfied and approves the amount of each executive officer’s actual award. Payments were made to our executive officers under this plan for 2012 in February 2013. Awards under the Bonus Plan for Executive Officers are reflected in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table above.

Employees eligible to participate in the plan hired on or before March 31 of a given year are entitled to full participation in the plan. Eligible employees who are hired on April 1 through September 30 of a given year are entitled to participate in the plan on a prorated basis. Accordingly, in 2012 Mr. McAree participated in the plan on a prorated basis as his hire date was July 9, 2012. The fiscal 2012 target bonus opportunity for each of our named executive officers is shown in the Grant of Plan-Based Awards table and discussed in our Compensation Discussion and Analysis section beginning on page 19.

Prior to the adoption of the Bonus Plan for Executive Officers in 2011, our named executive officers received annual discretionary bonuses. Accordingly, amounts for 2010 are reflected in the Bonus column in the Summary Compensation Table above.

In the future, annual cash bonuses will be paid upon satisfaction of predetermined performance criteria under our 2012 Incentive Award Plan which was approved by our stockholders in May 2012.

Long-Term Incentive Plans

In 2012, we granted equity awards to Mr. Godshall under our 2008 Stock Incentive Plan and to Messrs. McAree and Schuermann under our 2012 Incentive Award Plan. Both plans are administered by our independent compensation committee and each plan provides us the ability to grant various forms of equity awards, including stock options and restricted stock units to our employees, directors and consultants. Beginning in December 2010, the compensation committee extended the vesting period for annual time-based awards made under the plan from vesting ratably over three years to ratably over four years, although Mr. Schuermann’s special grant vests over three years. The vesting of awards is conditioned on the named executive officer being employed with us on the vesting date, except that unvested stock options and restricted stock units may accelerate if the executive is terminated due to death, permanent disability, position elimination, or in the event of a change in control of the company.

Restricted Stock Units

All equity awards granted in 2012 to our executive officers were made in the form of time-based restricted stock unit awards. We also granted restricted stock units to each of our non-employee directors under our non-employee director compensation program. In prior years, the compensation committee also granted restricted stock units that vest upon the achievement of certain pre-established corporate milestones. In 2012, certain of these performance-based equity awards vested in accordance with their terms and other awards were forfeited. For 2013 performance, the compensation committee granted equity awards to our named executive officers (other than Ms. Farrell and subject to stockholder approval at this annual meeting in the case of Mr. Godshall) that will vest upon the achievement of pre-established individual performance milestones along with time vested restricted stock unit awards. Unvested restricted stock units are not transferable other than by will or the laws of descent or distribution and are not entitled to receive dividends to the extent dividends are declared and paid.

Employment Agreements

We have entered into employment agreements with each of our named executive officers. The agreements do not have a fixed term or provide for guaranteed increases in base salary or bonuses, and the executives serve on an “at will” basis. The agreements were initially established when the executive joined our company and each contain substantially similar terms and conditions. The agreements generally set forth the executive’s title and responsibilities, established base salary (subject to review by the Board and may be adjusted at the discretion of the Board), eligibility to receive an annual cash incentive bonus (at the discretion of the Board), full participation in our employee benefits programs, and indemnification. Some, but not all, of the initial employment agreements contain one-time entitlements such as sign-on bonuses, initial equity grants, or reimbursement for relocation. All of the agreements include certain restrictive covenants, including non-competition, non-solicitation, and non-disparagement clauses that survive for up to two years after termination of employment. In connection with these employment agreements, each named executive officer also has entered into a Proprietary Information, Confidentiality and Inventions Assignment Agreement whereby the executive officer, among other things, agrees to protect and not disclose our confidential information and assign all rights, including all intellectual property rights, to us without further compensation.

Our named executive officers are also entitled to severance pay upon certain termination events including termination that follows a change in control of the company. The amount of severance pay for each executive varies depending on the individual executive and the nature of the termination. All severance payments are conditioned upon the executive signing a general release of all claims against the company which contains representations that the executive will adhere to the restrictive covenants that survive post-termination. Under the employment agreements, we may recover the severance amounts paid to an executive for breach of any of the restrictive covenants, including the confidential and proprietary information assignment agreement. Potential payments under these agreements are described in detail under “Potential Payments Upon Termination or Change-In-Control” below.

The employment agreements have been amended by the Board periodically to make adjustments to base salary, update an executive’s title or responsibility or to clarify other provisions contained in the agreements. On an individual basis for Mr. Godshall and Mr. LaRose, the employment agreements were last updated in December 2009 and for Mr. Schuermann and Ms. Farrell in December 2008 (to reflect updated base salary amounts). On a broad basis, the employment agreements were updated in December 2010 to clarify (i) the process for making severance payments under the agreement so that the payments would comply with the provisions of Section 409A of the Internal Revenue Code, and (ii) that indemnification entitlements for our officers are to be consistent with the provisions contained in our certificate of incorporation and bylaws, as currently in effect. Additional information regarding the material terms of our employment agreements particular to each of our named executive officers is described below. Mr. Knopf and Mr. McAree entered into employment agreements shortly prior to their commencement dates in 2011 and 2012, respectively.

Doug Godshall, President, Chief Executive Officer and Executive Director

Mr. Godshall’s employment agreement as amended sets his annual base salary, subject to review by the Board annually and may be adjusted at the discretion of the Board. The compensation committee increased Mr. Godshall’s salary to $ $525,000 for 2012 and to $543,375 for 2013. He is also entitled to receive severance payments under certain circumstances as described in detail under “Potential Payments Upon Termination or Change-In-Control.”

Peter McAree, Senior Vice President, Chief Financial Officer

We entered into an employment agreement with Mr. McAree on June 18, 2012 in connection with becoming our Senior Vice President, Chief Financial Officer and Treasurer. In addition to the customary provisions contained in our employment agreements with executive officers, Mr. McAree’s agreement sets his annual base salary, subject to review by Board and may be adjusted at the discretion of the Board, and his annual incentive bonus target at 40% of his base salary with prorated participation for 2012 under our Bonus Plan for Executive Officers. Additionally, Mr. McAree was granted an initial award of 25,000 restricted stock units on September 20, 2012. The restricted stock units vest in four equal annual installments beginning on July 9, 2013, the first anniversary of commencement of Mr. McAree’s employment. In February 2013, the compensation committee increased Mr. McAree’s salary to $325,376 for 2013. Mr. McAree is entitled to receive severance payments under certain circumstances as described in detail under “Potential Payments Upon Termination or Change-In-Control.”

Jeffrey LaRose, Chief Scientific Officer and Executive Vice President

Mr. LaRose’s employment agreement as amended sets his annual base salary, subject to review by the Board annually and may be adjusted at the discretion of the Board. The compensation committee increased Mr. LaRose’s salary to $324,450 for 2012 and $332,562 for 2013. Mr. LaRose is entitled to receive severance payments under certain circumstances as described in detail under “Potential Payments Upon Termination or Change-In-Control.”

James Schuermann, Senior Vice President, Sales and Marketing

Mr. Schuermann’s employment agreement as amended sets his annual base salary, subject to review by the Board annually and may be adjusted at the discretion of the Board. The compensation committee increased Mr. Schuermann’s salary to $289,125 for 2012 and $302,136 for 2013. Mr. Schuermann is entitled to receive severance payments under certain circumstances as described in detail under “Potential Payments Upon Termination or Change-In-Control.”

Lawrence Knopf, Senior Vice President, General Counsel and Secretary

We entered into an employment agreement with Mr. Knopf on March 23, 2011 in connection with becoming our Senior Vice President, General Counsel and Secretary. In addition to the customary provisions contained in our employment agreements with executive officers, Mr. Knopf’s agreement sets his annual base salary, subject to review by Board and may be adjusted at the discretion of the Board, and his annual incentive bonus target at 40% of his base salary with full participation for 2011 under our Bonus Plan for Executive Officers. Additionally, we paid Mr. Knopf a $10,000 sign on bonus in 2011 and he was granted an initial award of 21,000 restricted stock units on May 12, 2011. The restricted stock units vest in four equal annual installments beginning on March 28, 2012, the first anniversary of commencement of Mr. Knopf’s employment. The compensation committee increased Mr. Knopf’s salary to $319,300 for 2012 and $330,476 for 2013. Mr. Knopf is entitled to receive severance payments under certain circumstances as described in detail under “Potential Payments Upon Termination or Change-In-Control.”

Lauren Farrell, Vice President, Finance

Ms. Farrell’s employment agreement was amended in December 2008 and provided substantially similar terms and conditions as those described above for each of our named executive officers. Ms. Farrell’s employment agreement also entitled her to receive severance payments under the same circumstances as described in detail for our named executive officers under “Potential Payments Upon Termination or Change-In-Control.” In February 2013, we entered into a separation agreement with Ms. Farrell which became effective on March 1, 2013. Under the terms of this agreement, Ms. Farrell is entitled to receive benefits similar to those she would have been entitled to receive under her employment agreement with us. She has agreed to provide consulting services to us on an as needed basis for the remainder of 2013. The agreement also provides for unvested restricted stock units and stock options to continue to vest normally and for vested stock options to remain exercisable during the consultancy period. At the end of the consultancy period, any unvested restricted stock units and stock options will be forfeited and unexercised stock options thirty days later. The benefits provided to Ms. Farrell include salary continuation and health care coverage for six months beginning on March 1, 2013. These benefits were conditioned upon Ms. Farrell’s agreement to certain restrictive covenants, including non-competition, non-solicitation, and non-disparagement clauses that survive through March 1, 2015 as well as a general release of claims against the company. Ms. Farrell also entered into a Proprietary Information, Confidentiality and Inventions Assignment Agreement with us. In the event of breach of any of the restrictive covenants or the Proprietary Information, Confidentiality and Inventions Assignment Agreement, we are entitled to recover all post-termination amounts paid to Ms. Farrell.

Additional Compensation

We have provided additional information regarding the compensation we pay to our named executive officers in our Compensation Discussion & Analysis.

Outstanding Equity Awards At Fiscal Year End

The following table summarizes all outstanding equity awards for the named executive officers as of December 31, 2012:

2012 Outstanding Equity Awards at Fiscal Year-End

	OPTION AWARDS						STOCK AWARDS
	Number of Securities Underlying
	Unexercised Options
							Number of		Market Value
							Restricted		of Shares of
					Option	Option	Stock Units		Stock That
	Exercisable		Unexercisable		Exercise	Expiration	That Have Not		Have Not Yet
Name	(#)		(#)		Price	Date	Yet Vested (#)		Vested (1)
Douglas Godshall	110,344	(2)	—		$39.93	09/27/16
							11,225	(3)	$942,339
							27,000	(4)	$2,266,650
Peter McAree							25,000	(5)	$2,098,750
Jeffrey LaRose	5,714	(2)	—		$39.93	10/28/16
	20,434	(6)	—		$18.15	04/27/15
							5,600	(3)	$470,120
							13,125	(4)	$1,101,844
James Schuermann	6,428	(7)	—		$27.22	11/16/17
							2,500	(3)	$209,875
							7,500	(4)	$629,625
							5,000	(8)	$419,750
Lawrence Knopf							4,500	(4)	$377,775
							15,750	(9)	$1,322,213
Lauren Farrell	535	(7)	—		$27.22	11/16/17
	537	(10)	—		$20.69	8/13/18
	750		750	(11)	$28.00	9/16/19
							1,500	(3)	$125,925
							3,750	(4)	$314,813

(1)	Market value was determined by multiplying the number of shares of stock by $83.95, the closing price of our common stock on December 31, 2012, the last trading day of the year.
(2)	These stock options were granted in 2006 with an exercise price equal to AU$38.50. The exercise price has been converted to US dollars using the exchange rate at December 31, 2012 or AU$1.00 = US $1.03712923.
(3)	Unvested restricted stock units will vest in equal annual installments on December 20, 2013 and 2014.
(4)	Unvested restricted stock units will vest in equal annual installments on December 21, 2013, 2014 and 2015.
(5)	Restricted stock units were granted to Mr. McAree in connection with becoming our Senior Vice President, Chief Financial Officer and Treasurer in July 2012 and will vest in four equal annual installments beginning on July 9, 2013, the first anniversary of commencing employment with us.
(6)	These stock options were granted in 2005 with an exercise price equal to AU$17.50. The exercise price has been converted to US dollars using the exchange rate at December 31, 2012 or AU$1.00 = US $1.03712923.

(7)	These stock options were granted in 2007 and vested upon satisfaction of certain performance conditions in 2012. The exercise price of AU$26.25 has been converted to US dollars using the exchange rate at December 31, 2012 or AU$1.00 =
US $1.03712923.
(8)	Unvested restricted stock units will vest in three annual installments beginning on December 20, 2013.
(9)	Unvested restricted stock units will vest in equal annual installments on March 28, 2013, 2014 and 2015.
(10)	These stock options were granted in 2008 with an exercise price equal to AU$19.95. The exercise price has been converted to US dollars using the exchange rate at December 31, 2012 or AU$1.00 = US$1.03712923.
(11)	Unvested stock options will vest on September 16, 2013.

2012 Option Exercises and Restricted Stock Vested

The following table sets forth information regarding the number and value of stock options exercised and the number and value of restricted stock units vested during 2012 for each of our named executive officers.

	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($)	(#)(1)	($)(2)
Douglas Godshall	39,120	1,856,585	71,041	6,278,066

Peter McAree	—	—	—	—

Jeffrey LaRose	—	—	26,639	2,352,403

James Schuermann	—	—	16,250	1,448,632

Lawrence Knopf	—	—	6,750	475,178

Lauren Farrell	1,286	68,210	4,250	361,734

(1)	Value realized has been calculated based upon the difference between the closing price of the shares of common stock underlying the options on the date of exercise and the option exercise price.
(2)	Value realized has been calculated based upon the closing price of our common stock on the date of vesting. Shares acquired upon vesting may still be held by the named executive officer.

Pension Benefits

We do not have any plans that provide for payments or other benefits at, following or in connection with the retirement of our employees, other than our 401(k) retirement plan which is available for all of our employees, including our named executive officers.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

We do not have any defined contribution or other plans that provide for the deferral of compensation on a basis that is not tax-qualified.

Potential Payments Upon Termination or Change-In-Control

Under the employment agreements we have with our named executive officers, each executive may be entitled to severance pay upon certain termination events including termination that follows a change in control of the company. The amount of severance pay for each executive varies depending on the individual and the nature of the termination. All severance payments and benefits are conditioned upon entering into a general release of claims against the company which contains representations that the executive will adhere to the restrictive covenants under the employment agreements that survive post-termination. Severance payments paid to the executive are subject to recovery by us if we find that the executive has breached the confidentiality, non-competition, non-solicitation, and non-disparagement restrictive covenants contained in his employment agreement.

Under the incentive plans and agreements that govern outstanding equity awards granted to our named executive officers, unvested stock options and restricted stock units are generally forfeited on the date of the employee’s termination, except that unvested awards may fully vest in certain limited circumstances described below.

Our named executive officers would be entitled to post-termination benefits if their employment is terminated in one or more of the following circumstances:

•	by us without “cause” or by the executive for “good reason” (not in respect of a change in control);

•	by us without “cause” or by the executive for “good reason” within 18 months of a “change in control”;

•	death or disability; and

•	voluntary resignation.

The following sections discuss the estimated benefits our named executive officers would receive in each of the above referenced termination circumstances. Definitions for what we mean by “cause”, “change in control” and “good reason” can be found at the end of this narrative section.

Termination Without Cause and Resignation for Good Reason

If we terminate the employment of a named executive officer without cause or if the executive resigns due to good reason (not following a change in control), then we will provide the named executive officer the following benefits:

•	Base Salary Continuation

•	to Mr. Godshall and Mr. LaRose, twelve months of their respective base salary as in effect at the time of termination payable in regular payroll cycles; and

•	to Messrs. McAree, Schuermann and Knopf and Ms. Farrell, six months of their respective base salary as in effect at the time of termination payable in regular payroll cycles.

•	COBRA Continuation Coverage

•

to Mr. Godshall and Mr. LaRose, to the extent elected, premiums for twelve months of continued COBRA coverage or earlier if the executive becomes entitled to participate in another employer’s health plan; and

•

to Messrs. McAree, Schuermann and Knopf and Ms. Farrell, to the extent elected, premiums for six months of continued COBRA coverage or earlier if the executive becomes entitled to participate in another employer’s health plan.

•	Unvested Equity Award Treatment

•

Provided only for circumstances in which the named executive officer is terminated by us due to a position elimination, all unvested stock options and restricted stock units will vest upon the effective date of termination.

Termination Without Cause and Resignation for Good Reason following a Change in Control

In the event of a change in control of the company and a named executive officer is terminated either by us without cause or by him for good reason within 18 months following the change of control, we will provide the named executive officer the following benefits:

•	Severance Pay

•	to Mr. Godshall and Mr. LaRose, a lump-sum cash payment equal to the sum of two times the amount of base salary in effect at the time of termination and the amount of his most recent annual bonus; and

•

to Messrs. McAree, Schuermann and Knopf and Ms. Farrell, a lump-sum cash payment equal to the sum of the amount of his base salary in effect at the time of termination and the amount of his or her most recent annual bonus.

•	COBRA Continuation Coverage

•

to Mr. Godshall and Mr. LaRose, to the extent elected, premiums for 24 months of continued COBRA coverage or earlier if the executive becomes entitled to participate in another employer’s health plan; and

•

to Messrs. McAree, Schuermann and Knopf and Ms. Farrell, to the extent elected, premiums for 12 months of continued COBRA coverage or earlier if the executive becomes entitled to participate in another employer’s health plan.

•	Unvested Equity Award Treatment

•	Unvested stock options and restricted stock units granted under our 2008 Stock Incentive Plan and 2012 Incentive Award Plan will vest upon the effective date of a change in control of the company.

Our named executive officers are not entitled to any 280G excise tax gross-ups if the benefits payable to them constitute excess parachute payments under Section 280G of the Internal Revenue Code. A named executive officer who receives excess parachute payments would be liable for the 20% excise tax on a portion of the parachute payments, and we would not be permitted to claim a federal income tax deduction for a portion of the parachute payments.

Death and Disability

If a named executive officer’s employment with us is terminated due to his death or permanent disability, we will pay the amount of any unpaid base salary earned through the termination date and any compensation or benefits that he may be entitled to by law or under the terms of our compensation and benefit plans then in effect including, without limitation, amounts owed for unpaid vacation leave accrued during the course of his employment with us. Additionally, unvested stock options and restricted stock units will vest upon the date of termination. Vested options will generally remain exercisable for a period of six months under the 2008 Stock Incentive Plan and for twelve months under the 2012 Annual Incentive Plan following the date of termination or the balance of the ten year term, whichever is earlier.

Voluntarily Resignation

Upon an executive’s voluntary resignation, we will pay the amount of any unpaid base salary earned through the date of termination and any compensation or benefits that he may be entitled to by law or under the terms of our compensation and benefit plans then in effect including, without limitation, amounts owed for unpaid vacation leave accrued during the course of his employment with us. Unvested stock options and restricted stock units granted under our 2008 Stock Incentive Plan and 2012 Incentive Award Plan will be forfeited upon termination. Vested stock options will generally remain exercisable for a period of up to thirty days under the 2008 Stock Incentive Plan and three months under the 2012 Annual Incentive Plan from the date of termination.

Definitions

Cause. Under our employment agreements, “cause” is defined to include (i) the executive’s material or persistent breach of the employment agreement; (ii) the executive’s engaging in any act that constitutes serious misconduct, theft, fraud, material misrepresentation, serious dereliction of fiduciary obligations or duty of loyalty to the company; (iii) conviction of a felony, or a plea of guilty or nolo contendere to a felony charge or any criminal act involving moral turpitude or which in the reasonable opinion of the Board brings the executive, the Board, the company or any affiliate into disrepute; (iv) neglect of or negligent performance of the executive’s duties under the employment agreement; (v) willful, unauthorized disclosure of material confidential information belonging to the company, or entrusted to the company by a client, customer, or other third party; (vi) repeatedly being under the influence of drugs or alcohol (other than prescription medicine or other medically related drugs to the extent that they are taken in accordance with their directions) during the performance of the executive’s duties, or, while under the influence of such drugs or alcohol, engaging in grossly inappropriate conduct during the performance of the executive’s duties; (vii) repeated failure to comply with the lawful directions of the executive’s immediate supervisor or the Board that are not inconsistent with the terms of the employment agreement; or (viii) actual engagement in conduct that violates applicable state or federal laws governing the workplace that could reasonably be expected to bring the company or any affiliate into disrepute.

Change in Control. A “change in control” means the earliest to occur of any of the following events, construed in accordance with section 409A of the Internal Revenue Code: (i) any one Person or more than one Person Acting as a Group (each as defined below) acquires, or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Group, beneficial ownership of more than a majority of the total fair market value or total voting power of the then-outstanding securities of HeartWare International, Inc.; (ii) any one Person or more than one Person Acting as a Group (each as defined below) acquires, or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Group, the assets of HeartWare International, Inc. that have a total gross fair market value (as determined by the Board) of more than 50% of the total gross fair market value of all of the assets of, as applicable, HeartWare International, Inc. immediately prior to the initiation of the acquisition; or (iii) a majority of the members of the Board of Directors of HeartWare International, Inc. is replaced during any 12-month period by directors whose appointment or election is not endorsed or approved by a majority of the members of the Board who were members of the Board prior to the initiation of the replacement.

For purposes of this definition, a “Person” means any individual, entity or group within the meaning of section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended, other than (A) HeartWare International, Inc., (B) any trustee or other fiduciary holding securities under an employee benefit plan of HeartWare International, Inc., or (C) any corporation owned, directly or indirectly, by the stockholders of HeartWare International, Inc. in substantially the same proportions as their ownership of stock of HeartWare International, Inc. Persons will be considered to be “Acting as a Group” (or a “Group”) if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the corporation. If a Person owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such stockholder is considered to be Acting as a Group with other stockholders only with respect to the ownership in that corporation before the transaction giving rise to the change and not with respect to the ownership interest in the other corporation. Persons will not be considered to be Acting as a Group solely because they purchase assets of the same corporation at the same time or purchase or own stock of the same corporation at the same time, or as a result of the same public offering.

Good Reason. Under our employment agreements, “good reason” is defined to include (i) a material diminution in base salary; (ii) a material diminution in authority, duties, or responsibilities; (iii) a material diminution in the authority, duties, or responsibilities of the supervisor to whom the executive is required to report, (iv) a material diminution in the budget over which the executive retains authority; or (v) any other action or inaction that constitutes a material breach by the company of any agreement under which the executive provides services.

The table below reflects amounts payable to each of our named executive officers in the event of his termination from the company under various scenarios. The amounts shown are estimated and assume that termination was effective as of December 31, 2012, and are based on the price per share of our common stock on that date, $83.95. Amounts actually received by any named executive officer should any one of them cease to be employed will vary based on factors such as the timing during the year of any such event, our stock price and any changes to our benefit arrangements and policies. Additionally, termination events not in respect of a change in control do not include annual bonus amounts as participants must be employed by us on the payment date which is generally before the end of the first quarter of the following year.

			Termination			Termination
			due to	Termination		without Cause
			Position	without Cause or		or Resignation
			Elimination	Resignation for		for Good
			(not	Good Reason		Reason
			following a	(not following a		(following a
	Voluntary	Death or	change in	change in	Change in	change in
Name	Resignation	Disability	control)	control)	Control	control)
Douglas Godshall
Salary	0	0	525,000	525,000	0	1,050,000
Bonus	0	0	0	0	0	630,000
Health & Welfare	0	0	20,899	20,899	0	41,798
Stock Options (1)	0	0	0	0	0	0
Restricted Stock Units	0	3,208,989	3,208,989	0	3,208,989	3,208,989
Other Payments	0	0	0	0	0	0
Total:	$0	$3,208,989	$3,754,888	$545,899	$3,208,989	$4,930,787
Peter McAree
Salary	0	0	160,000	160,000	0	320,000
Bonus	0	0	0	0	0	128,000
Health & Welfare	0	0	10,449	10,449	0	20,899
Stock Options (1)	0	0	0	0	0	0
Restricted Stock Units	0	2,098,750	0	0	2,098,750	2,098,750
Other Payments		0	0	0	0	0
Total:	$0	$2,098,750	$170,449	$170,449	$2,098,750	$2,567,649
Jeffrey LaRose
Salary	0	0	324,450	324,450	0	648,900
Bonus	0	0	0	0	0	109,502
Health & Welfare	0	0	20,899	20,899	0	41,798
Stock Options (1)	0	0	0	0	0	0
Restricted Stock Units	0	1,571,964	1,571,964	0	1,571,964	1,571,964
Other Payments	0	0	0	0	0	0
Total:	$0	$1,571,964	$1,917,313	$345,349	$1,571,964	$2,372,164
James Schuermann
Salary	0	0	144,563	144,563	0	289,125
Bonus	0	0	0	0	0	101,194
Health & Welfare	0	0	10,449	10,449	0	20,899
Stock Options (1)	0	0	0	0	0	0
Restricted Stock Units	0	1,259,250	839,500	0	1,259,250	1,259,250
Other Payments	0	0	0	0	0	0
Total:	$0	$1,259,250	$994,512	$155,012	$1,259,250	$1,670,468
Lawrence Knopf
Salary	0	0	159,650	159,650	0	319,300
Bonus	0	0	0	0	0	103,773
Health & Welfare	0	0	10,449	10,449	0	20,899
Stock Options (1)	0	0	0	0	0	0
Restricted Stock Units	0	1,699,988	1,699,988	0	1,699,988	1,699,988
Other Payments	0	0	0	0	0	0
Total:	$0	$1,699,988	$1,870,087	$170,099	$1,699,988	$2,143,960

Lauren Farrell
Salary	0	0	119,025	119,025	0	238,050
Bonus	0	0	0	0	0	68,737
Health & Welfare	0	0	8,454	8,454	0	16,907
Stock Options (1)	0	41,963	41,963	0	41,963	41,963
Restricted Stock Units	0	440,738	440,738	0	440,738	440,738
Other Payments	0	0	0	0	0	0
Total:	$0	$482,701	$610,180	$127,479	$482,701	$806,395

(1)	Amounts in the “Stock Options” row represents the number of shares underlying in-the-money unvested stock options held by the named executive officer, multiplied by the difference between that option’s exercise price and $83.95 (the closing price of our common stock on December 31, 2012, the last trading day of the year).

PROPOSAL NO. 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION

Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) requires that we seek a non-binding advisory vote from our stockholders to approve the compensation awarded to our executives. Because the required vote is advisory, it is not binding upon the Board although it will be considered by the Board in connection with future compensation arrangements with our executives.

At our 2012 annual meeting, we submitted our executive compensation program to an advisory vote of our stockholders and it received the support of approximately 86% of the total votes cast (excluding abstentions and broker non-votes). The compensation committee has considered this voting result, and given the overwhelming stockholder support of our compensation programs, the compensation committee has not made any pay decisions or plan design changes directly in response to the vote. The Board of Directors and the compensation committee value the opinions of our stockholders, and will continue to consider the outcome of the vote when making future compensation decisions for our named executive officers. We have put in place comprehensive executive compensation programs. The Proxy Statement fully and fairly discloses all material information regarding the compensation of our named executive officers, so that stockholders can evaluate our approach to compensating our executives. Members of our senior management and the compensation committee of the Board of Directors continually monitor executive compensation programs and recommend or adopt changes to reflect the dynamic marketplace in which we compete for talent, as well as general economic, regulatory and legislative developments affecting executive compensation. As described in detail in our Compensation Discussion and Analysis section, our executive compensation programs are designed to help us attract, retain and motivate superior executive talent, while providing competitive and differentiated levels of pay based on corporate and individual performance that reinforce the alignment of the interests of the members of our executive management team with those of our stockholders. Please refer to the Compensation Discussion and Analysis of this Proxy Statement for a detailed discussion of our executive compensation practices and philosophy.

Vote Required and Board Recommendation

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives you as a stockholder the opportunity to express your views on our named executive officers’ compensation. This vote is not intended to address any specific element of our compensation programs, but rather to address our overall approach to the compensation of our named executive officers described in this Proxy Statement. The vote solicited by this proposal is advisory and its outcome will not be binding on the Board of Directors or as nor require the Board of Directors or the compensation committee to take any action. However, the compensation committee values the opinions expressed and the information provided about our compensation practices by our stockholders in their vote on this proposal will take into account the outcome of this vote when evaluating future executive compensation arrangements for our executive officers.

We urge you to read our Compensation Discussion and Analysis as well as the Summary Compensation Table and related tables and narrative that follow it. The Compensation Discussion and Analysis section provides detailed information regarding our executive compensation program, philosophy and processes, as well as the compensation of our named executive officers.

The Board of Directors requests that our stockholders approve the following resolution at this 2013 annual meeting:

RESOLVED, that the company’s stockholders approve, on an advisory basis, the compensation of the named executive officers for the fiscal year ended December 31, 2012, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and accompanying narrative disclosures in this Proxy Statement.

Vote Required and Board of Directors Recommendation

The affirmative vote of the holders of a majority of the shares of our common stock voting on the matter shall be required for the stockholder advisory vote on the overall compensation of our named executive officers as disclosed Compensation Discussion and Analysis section (including the tables and narrative that follow). Abstentions and broker non-votes will not be included in the totals for the proposal, and will have no effect on the outcome of the vote.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF PROPOSAL NO. 3

PROPOSAL NO. 4

APPROVAL OF THE GRANT OF RESTRICTED STOCK UNITS TO DOUGLAS GODSHALL UNDER THE 2012 STOCK INCENTIVE PLAN

Introduction

We are asking our stockholders to approve a grant of restricted stock units as described below and under the caption “Long Term Incentive Awards” in our Compensation Discussion and Analysis section to Douglas Godshall, a director and our Chief Executive Officer.

On February 7, 2013, the compensation committee approved the grant of 25,000 restricted stock units to Mr. Godshall under the HeartWare International, Inc. 2012 Stock Incentive Plan (the “2012 Plan”), subject to obtaining stockholder approval for the grant at this 2013 annual meeting. The terms of this award, as approved by the compensation committee, provide that 20,000 restricted stock units will vest in four equal annual installments beginning on February 7, 2014. The remaining 5,000 restricted stock units will vest in full upon the achievement of individual multi-year performance milestones approved by the compensation committee. Upon vesting, each restricted stock unit will be exercised automatically and settled, and Mr. Godshall will receive one share of our common stock pursuant to the terms of the 2012 Plan. The market value of this award (assuming that all of the shares would be issued to Mr. Godshall on the date of the compensation committee’s approval) was approximately $2.26 million based upon the closing price of our common stock on the NASDAQ Stock Market on February 7, 2013 and $[        ] million on April 2, 2013, the record date for this annual meeting.

Approvals

Our CDIs, each representing one thirty-fifth of a share of our common stock, are listed on the ASX.

ASX Listing Rule 10.14 provides that a company must not permit a director to acquire securities under an employee incentive scheme without the prior approval of stockholders. Accordingly, stockholder approval is sought for the purposes of ASX Listing Rule 10.14 and for all other purposes for the grant of restricted stock units as described below to Douglas Godshall, a director and our Chief Executive Officer, on the terms set out in this proposal.

Principal Terms of the Restricted Stock Unit Award

The principal terms of the 25,000 restricted stock units to be granted to Mr. Godshall are as follows:

(a) Grant Price: There is no consideration payable for the grant of the restricted stock units.

(b) Exercise Price: There is no consideration payable on the vesting or exercise of the restricted stock units. The restricted stock units are exercised automatically and settled in one share of our common stock upon vesting.

(c) Vesting Conditions: 20,000 restricted stock units are scheduled to vest in four equal annual installments beginning on February 7, 2014 as long as Mr. Godshall continues to provide services to us at each relevant vesting date. The remaining 5,000 restricted stock units will vest in full upon the satisfaction of individualized multi-year performance milestones approved by our compensation committee in February 2013. Notwithstanding the foregoing, the restricted stock units will immediately vest upon the occurrence of a change in control event (as defined in the 2012 Plan), the death of Mr. Godshall or Mr. Godshall ceasing to be employed by the HeartWare group by reason of disability.

(d) Lapsing of Restricted Stock Units: The restricted stock units will vest and shares will be issued to Mr. Godshall once certain conditions have been satisfied and the restrictions lapse. Additionally, unvested restricted stock units will be forfeited upon Mr. Godshall’s separation from the company (except for those circumstances described in (c) above) or failure to achieve the pre-established milestones with respect to the performance-based restricted stock units.

As required by ASX Listing Rule 10.15A, the company discloses the following:

•	Mr. Godshall is a director and the Chief Executive Officer of HeartWare International, Inc.;

•

the maximum aggregate number of restricted stock units which may be granted to Mr. Godshall is 25,000, each of which will entitle Mr. Godshall to receive one share of our common stock upon vesting of each restricted stock unit as set out in this Proxy Statement; and

•	the following directors have received securities subject to applicable vesting conditions since the last approval under ASX Listing Rule 10.14 at the 2012 Annual Meeting of Stockholders:

•	Mr. Godshall was issued 36,000 restricted stock units under the 2008 Stock Incentive Plan (the “2008 Plan”) on receipt of stockholder approval on May 31, 2012 for nil consideration;

•	Mr. Thomas was issued 1,000 restricted stock units and 1,000 stock options under the 2008 Plan on receipt of stockholder approval on May 31, 2012 for nil consideration;

•	Dr. Harrison was issued 1,000 restricted stock units and 1,000 stock options under the 2008 Plan on receipt of stockholder approval on May 31, 2012 for nil consideration;

•	Mr. Barberich was issued 1,000 restricted stock units and 1,000 stock options under the 2008 Plan on receipt of stockholder approval on May 31, 2012 for nil consideration;

•	Ms. Feldmann was issued 2,000 restricted stock units and 1,000 stock options under the 2008 Plan on receipt of stockholder approval on May 31, 2012 for nil consideration;

•	Mr. Larkin was issued 1,000 restricted stock units and 1,000 stock options under the 2008 Plan on receipt of stockholder approval on May 31, 2012 for nil consideration;

•	Mr. Stockman was issued 1,000 restricted stock units and 1,000 stock options under the 2008 Plan on receipt of stockholder approval on May 31, 2012 for nil consideration; and

•	Dr. Wade was issued 1,000 restricted stock units and 1,000 stock options under the 2008 Plan on receipt of stockholder approval on May 31, 2012 for nil consideration;

•	all of our incumbent directors are entitled to participate in the 2012 Plan (and each director was entitled to participate in the 2008 Plan while it was in effect); and

•	no loan will be made by us to Mr. Godshall in connection with the acquisition of restricted stock units or the underlying shares of common stock.

Details of any securities issued under the 2012 Plan will be published in the Annual Report of HeartWare International, Inc. relating to the period in which securities have been issued, together with a statement that approval for this issue of securities was obtained under ASX Listing Rule 10.14.

Any additional directors who become entitled to participate in the 2012 Plan after Proposal No. 4 is approved and who are not named in this Notice of Annual Meeting will not participate until approval is obtained under ASX Listing Rule 10.14.

If this Proposal No. 4 is approved by stockholders, the restricted stock unit award will be issued to Douglas Godshall as soon as practicable after this 2013 annual meeting and, in any case, no later than three years after this annual meeting.

Voting exclusion statement:

The company will disregard any votes cast on Proposal No. 4 by:

•	the directors of HeartWare International, Inc.; and

•	any associate of the directors of HeartWare International, Inc.

However, the company need not disregard a vote if:

•	it is cast by a person as a proxy for a person who is entitled to vote, in accordance with the direction on the proxy card; or

•	it is cast by the person chairing the meeting as a proxy for a person who is entitled to vote, in accordance with direction on the proxy card to vote as the proxy decides.

Vote Required and Board of Directors Recommendation

Approval of this proposal requires the affirmative vote of the holders of a majority of our shares of common stock present and voting on this proposal in person or by proxy.

THE BOARD OF DIRECTORS (EXCLUDING DOUGLAS GODSHALL DUE TO HIS PERSONAL INTEREST IN THE PROPOSAL) RECOMMENDS A VOTE “FOR” THE APPROVAL OF PROPOSAL NO. 4.

PROPOSALS NO. 5—11—APPROVAL OF THE GRANT OF RESTRICTED STOCK UNITS AND STOCK OPTIONS TO NON-EMPLOYEE DIRECTORS OF THE COMPANY UNDER THE 2012 STOCK INCENTIVE PLAN

Introduction

As part of its overall compensation program, our non-employee directors receive a significant portion of their annual compensation in the form of long-term incentive equity-based awards.

On February 28, 2013, the Board approved, subject to obtaining stockholder approval at this meeting, the grant of (i) 1,000 stock options and (ii) up to 1,000 restricted stock units (together, the “Incentives”) under our 2012 Incentive Award Plan to each of Robert Thomas, Seth Harrison, Timothy Barberich, Cynthia Feldmann, C. Raymond Larkin, Jr., Robert Stockman and Denis Wade (the “Non-Employee Directors”) under our current non-employee director compensation program With respect to each restricted stock unit award, if the price of our common stock on the date of grant is greater than $100 per share (as adjusted for any future stock splits and the like), the number of restricted stock units granted to each non-employee director under each respective proposal shall be reduced so the total value of the restricted stock unit award is equal to $100,000 on the date of grant.

The market value of the shares issuable pursuant to the proposed equity awards to be granted to Non-Employee Directors in the aggregate is $[        ]based upon the closing price of our common stock on the NASDAQ Stock Market as of April 2, 2013, the record date.

As of April 2, 2013, we had a total of [857,216] stock options and restricted stock units on issue for incentive and retention purposes for employees and non-employee directors. Proposals No. 5 through 11 recommend the issuance of up to 7,000 restricted stock units and 7,000 stock option awards in aggregate to non-employee directors which constitutes approximately [1.6%] of the total number of stock options and restricted stock units on issue on a fully diluted basis.

Approvals

ASX Listing Rule 10.14 provides that a company must not permit a director to acquire securities under an employee incentive scheme without the prior approval of stockholders. Accordingly, stockholder approval is now being sought for the purposes of ASX Listing Rule 10.14 and for all other purposes for the grant of each of the Incentives to each of our Non-Employee Directors as described below.

Principal Terms of Restricted Stock Unit Awards

The restricted stock units to be granted to each of the Non-Employee Directors will be issued on the following terms and conditions:

(a) Number of Restricted Stock Units to be granted: Subject to stockholder approval being obtained at the 2013 annual meeting, the Board approved the grant of up to 1,000 restricted stock units to each of its Non-Employee Directors provided that if the price of our common stock on the date of grant is greater than $100 per share (as adjusted for any future stock splits and the like), the number of restricted stock units granted shall be reduced so the total value of such restricted stock units is equal to $100,000 on the date of grant.

(b) Grant Price: There is no consideration payable for the grant of the restricted stock units.

(b) Exercise Price for Restricted Stock Units: There is no consideration payable on the vesting or exercise of the restricted stock units. The restricted stock units are exercised automatically and settled in one share of our common stock upon vesting.

(c) Vesting Conditions: The restricted stock units granted to each Non- Employee Director are scheduled to vest in four equal annual installments beginning on May 1, 2014. There are no performance conditions or other requirements attaching to the restricted stock units other than the requirement that the Non-Employee Director to whom they are granted continues to be provide service to us at the relevant vesting date. Notwithstanding the foregoing, the restricted stock units granted to Non-Employee Directors under these awards will immediately vest upon the occurrence of a change in control event (as defined in the 2012 Plan), the death of the Non-Employee Director or the Non- Employee Director ceasing to serve the HeartWare group by reason of disability.

(d) Lapsing of Restricted Stock Units: The restricted stock units granted to each relevant Non- Employee Director will be issued once certain conditions have been satisfied and the restrictions lapse. Additionally, unvested restricted stock units will be forfeited upon the Non- Employee Director’s separation from the HeartWare group (except for those circumstances described in (c) above)

Principal Terms of Stock Option Awards

The stock options to be granted to each of the Non- Employee Directors will be issued on the following terms and conditions:

(a) Grant Price: There is no consideration payable for the grant of the stock options.

(b) Exercise Price for Stock Options: The exercise price of the stock options will be equal to the closing price of our common stock on the NASDAQ Stock Market on the date of grant of the stock options.

(c) Vesting Conditions: The stock options granted to each Non- Employee Director are scheduled to vest in four equal annual installments beginning on May 1, 2014. There are no performance conditions or other requirements attaching to the stock options other than the requirement that the Non- Employee Director to whom they are granted continues to provide service to us at the relevant vesting date. Notwithstanding the foregoing, the stock options granted to each relevant Non- Employee Director will immediately vest upon the occurrence of a change in control event (as defined in the 2012 Plan), the death of the Non-Employee Director or the Non-Employee Director ceasing to serve the HeartWare group by reason of disability.

d) Lapsing of Incentives: The stock options granted to each Non-Employee Director will lapse once the options have been exercised and settled or upon the expiration of the options’ term. Unvested stock options will be forfeited upon the Non-Employee Director separation from the HeartWare group (except for those circumstances described in (c) above.

As required by ASX Listing Rule 10.15A, the following additional information is provided in relation to Proposals No. 5 through 11:

•	the maximum aggregate number of restricted stock units which may be granted by us under the Plan under Proposals No. 5 through 11 is 7,000, comprising:

•	up to 1,000 restricted stock units to Robert Thomas;

•	up to 1,000 restricted stock units to Seth Harrison;

•	up to 1,000 restricted stock units to Timothy Barberich;

•	up to 1,000 restricted stock units to Cynthia Feldmann;

•	up to 1,000 restricted stock units to C. Raymond Larkin, Jr.;

•	up to 1,000 restricted stock units to Robert Stockman; and

•	up to 1,000 restricted stock units to Denis Wade

each of which will entitle the relevant Non-Employee Director to receive one share of our common stock upon vesting of each relevant restricted stock unit as set out in this proposal.

•	the maximum aggregate number of stock options which may be granted by us under the Plan under Proposals No. 5 through 11 is 7,000, comprising:

•	1,000 stock options to Robert Thomas;

•	1,000 stock options to Seth Harrison;

•	1,000 stock options to Timothy Barberich;

•	1,000 stock options to Cynthia Feldmann;

•	1,000 stock options to C. Raymond Larkin, Jr.;

•	1,000 stock options to Robert Stockman; and

•	1,000 stock options to Denis Wade

each of which will entitle the relevant Non-Employee Director to purchase one share of our common stock at the exercise price upon vesting of each relevant stock option as set out in this proposal;

•	details of those directors who have received securities since the last approval under ASX Listing Rule 10.14 are set out in Proposal No.4 of this Proxy Statement;

•	all incumbent directors are entitled to participate in the 2012 Plan; and

•	no loan will be made by us to any of the Non-Employee Directors in connection with the acquisition of any of the proposed equity awards or the underlying shares of common stock.

Details of any securities issued under the 2012 Plan will be published in the Annual Report of HeartWare International, Inc. relating to the period in which securities have been issued, together with a statement that approval for this issue of securities was obtained under ASX Listing Rule 10.14.

Any additional directors who become entitled to participate in the Plan after Proposals 5 through 11 (inclusive) have been approved and who are not named in this Notice of Annual Meeting will not participate until approval is obtained under ASX Listing Rule 10.14.

If Proposals No. 5 through 11 (inclusive) are approved by stockholders, the proposed equity awards will be issued to the Non-Employee Directors as soon as practicable after the Annual Meeting and, in any case, no later than three years after the Annual Meeting.

Voting exclusion statement:

The company will disregard any votes cast on Proposals No. 5 through 11 by:

•	the directors of HeartWare International, Inc.; and

•	any associate of the directors of HeartWare International, Inc.

However, the company need not disregard a vote if:

•	it is cast by a person as a proxy for a person who is entitled to vote, in accordance with the direction on the proxy card; or

•	it is cast by the person chairing the meeting as a proxy for a person who is entitled to vote, in accordance with direction on the proxy card to vote as the proxy decides.

Vote Required and Board of Directors Recommendation

Approval of Proposals No. 5 through 11 requires the affirmative vote of the holders of a majority of our shares of common stock present and voting on Proposals No. 5 through 11 in person or by proxy.

THE BOARD OF DIRECTORS (EXCLUDING ROBERT THOMAS (WITH RESPECT TO PROPOSAL NO. 5 ONLY), SETH HARRISON (WITH RESPECT TO PROPOSAL NO. 6 ONLY), TIMOTHY BARBERICH (WITH RESPECT TO PROPOSAL NO. 7 ONLY), CYNTHIA FELDMANN (WITH RESPECT TO PROPOSAL NO. 8 ONLY), C. RAYMOND LARKIN, JR. (WITH RESPECT TO PROPOSAL NO. 9 ONLY), ROBERT STOCKMAN (WITH RESPECT TO PROPOSAL NO. 10 ONLY) AND DENIS WADE (WITH RESPECT TO PROPOSAL NO. 11 ONLY) WHO DO NOT MAKE A RECOMMENDATION WITH RESPECT TO THE PROPOSAL IN PARENTHESIS AFTER THEIR NAME DUE TO THEIR PERSONAL INTEREST IN THAT PROPOSAL) RECOMMENDS A VOTE “FOR” THE APPROVAL OF PROPOSALS NO. 5 THROUGH 11 (INCLUSIVE).

PROPOSAL NO. 12—RATIFICATION OF ISSUANCE OF SHARES IN CONNECTION WITH A PUBLIC OFFERING

On March 18, 2013, we completed a public offering pursuant to the Prospectus Supplement dated March 12, 2013 included in an effective shelf registration statement previously filed with the Securities Exchange Commission (“Offering”) of 1,725,000 Shares (“Offer Shares”). This amount included 225,000 shares sold pursuant to the underwriters’ exercise in full of their option to purchase Shares to cover over allotments.

We intend to use the net proceeds raised from the Offering for working capital and general corporate purposes, including, but not limited to, research and development, expansion of manufacturing capabilities, selling and marking activities, capital investments in information systems, facilities and infrastructure, and general and administrative support functions to support growth and the acquisition or licensing of or investment in complementary products, technologies or business.

While the Offer Shares have been issued, we are asking stockholders to ratify the issuance and sale of the Offer Shares pursuant to ASX Listing Rule 7.4. Ratification of the issuance of the Offer Shares would exclude the Offer Shares from the limit of shares that can be issued in any 12 month period imposed by ASX Listing Rule 7.1 as described below.

ASX Listing Rules

ASX Listing Rule 7.1. ASX Listing Rule 7.1 prohibits, subject to certain exceptions, a company from issuing (or entering an agreement to issue) securities in amounts that would exceed 15% of the company’s ordinary securities (common stock or CDIs) on issue 12 months prior to the date of issue (or agreement to issue) the securities, without the prior approval of the stockholders.

The number of Offer Shares issued under the Offering was within the 15% limitation imposed by ASX Listing Rule 7.1 and prior stockholder approval was not required for the issuance.

ASX Listing Rule 7.4. ASX Listing Rule 7.4 sets out an exception to ASX Listing Rule 7.1. This rule provides that where the stockholders in general meeting (including an annual or special meeting) ratify a previous issue of securities (made without stockholder approval under ASX Listing Rule 7.1), those securities will be excluded from the calculation of the number of securities that can be issued by the company in any 12 month period within the 15% limit set out in ASX Listing Rule 7.1.

On March 18, 2013, we issued the Offer Shares pursuant to the Offering. Stockholder approval is now being sought under ASX Listing Rule 7.4 to ratify the issuance of the Offer Shares. By ratifying the issuance of the Offer Shares, these securities will be excluded from the calculation of the number of securities that can be issued by us in the forthcoming 12 month period under ASX Listing Rule 7.1, therefore providing us with flexibility to issue additional CDIs or shares of common stock in the next 12 months, if the Board considers it is in the interests of the company and its stockholders to do so.

In accordance with ASX Listing Rule 7.5, in addition to the information set out above, the following information is provided in relation to this Proposal No. 12:

Offer Shares

(a)	the total number of Offer Shares issued under the Offering was 1,725,000 (equivalent to 60,375,000 CDIs);

(b)	the issue price of each Offer Share was US$86.45;

(c)	the issuance of Offer Shares was made by way of an underwritten public offering; and

(d)	the Offer Shares rank equally with all other Shares of the company as of the date of their allotment.

Consequences if the Proposal is Approved or Not Approved

If this Proposal No. 12 is approved, it will have the effect of refreshing our 15% capacity to issue shares in the 12 months following this 2013 annual meeting, thereby providing us with the ability to issue further shares, including for the purpose of raising additional capital, should the need arise.

If this Proposal No. 12 is not approved, it will not have any impact on the validity of the issuance of the Offer Shares. However, it will mean that we will only be able to issue a limited number of additional securities in the 12 month period from the date of issuance of the Offer Shares unless stockholder approval is obtained in advance for the issue or an alternative exemption applies under ASX Listing Rule 7.2, such as securities issued on exercise of outstanding options.

Voting exclusion statement:

We will disregard any votes cast on this Proposal No 12 by a person who was issued Offer Shares under the Offering and any associate of such persons. However, we need not disregard a vote if it is cast by a person as a proxy for a person who is entitled to vote, in accordance with the direction on the Proxy Card, or it is cast by the person chairing the annual meeting as a proxy for a person who is entitled to vote, in accordance with a direction on the Proxy Card to vote as the proxy decides.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE ISSUANCE OF THE OFFER SHARES IN CONNECTION WITH THE OFFERING.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 31, 2013, information regarding beneficial ownership of shares of our common stock by the following:

•	each person, or group of affiliated persons, who is known by us to beneficially own 5% or more of any class of our voting securities;

•	each of our directors;

•	each of our named executive officers; and

•	all current directors and executive officers as a group.

Beneficial ownership is determined according to the rules of the SEC. Beneficial ownership generally includes voting or investment power of a security and includes shares underlying options that are currently exercisable or exercisable within 60 days after the measurement date. This table is based on information supplied by our officers, directors and principal stockholders. Except as otherwise indicated, we believe that the beneficial owners of the shares of common stock listed below, based on the information each of them has given to us, have sole investment and voting power with respect to their shares.

Unless otherwise indicated, we deem shares of common stock subject to options and time-based restricted stock unit awards that, in each case, become exercisable or vest within 60 days of March 31, 2013 to be outstanding and beneficially owned by the person holding the restricted stock units or options for the purpose of computing percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the ownership percentage of any other person.

As of March 31, 2013, there were 16,345,460 shares of our common stock outstanding. On March 18, 2013, we concluded a public offering and issued 1,725,000 shares of our common stock. Information presented for our 5% stockholders was taken from filings made by them with the SEC; however the percentage ownership has been adjusted based on shares outstanding on March 31, 2013.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Shares Outstanding
5% Stockholders
FMR LLC 82 Devonshire Street Boston, MA 02109	2,028,258	(1)	12.4%

T. Rowe Price Associates, Inc. 100 E. Pratt Street 52nd Floor Baltimore, MD 21202	1,680,156	(2)	10.3%

Wellington Asset Management 280 Congress Street Boston, MA 02210	1,502,721	(3)	9.2%

AllianceBernstein L.P. 1345 Avenue of the Americas New York, NY 10105	1,019,420	(4)	6.2%

Muneer A. Satter 71 S. Wacker Drive, Suite 500 Chicago, IL 60606	912,000	(5)	5.6%

Directors and Named Executive Officers **

Robert Thomas	42,094	(6)	*
Dr. Seth Harrison	390,288	(7)	2.4%
Timothy Barberich	14,321	(8)	*
Cynthia Feldmann	750	(9)	*
C. Raymond Larkin, Jr.	4,936	(10)	*
Robert Stockman	21,724	(11)	*
Dr. Denis Wade	12,216	(12)	*
Douglas Godshall	181,321	(13)	1.1%
Peter McAree	—		*
Jeffrey LaRose	51,886	(14)	*
James Schuermann	12,599	(15)	*
Lawrence Knopf	6,603		*
Lauren Farrell	—		*

All directors and executive officers as a group (15 persons)	780,587	(16)	4.7%

*	Indicates less than 1%
**

The address of each director and named executive officer is c/o HeartWare International, Inc., 205 Newbury Street, Framingham, MA 01701, except for Seth Harrison whose address is c/o Apple Tree Partners I, L.P., 821 Broadway, 5th Floor New York, NY 10003.

(1)	Information based on Schedule 13G/A filed with the SEC by FMR LLC and Edward C. Johnson 3d on February 14, 2013. Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC, is the beneficial owner of the reported shares as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the funds each has sole power to dispose of the reported shares. Neither FMR LLC nor Edward C. Johnson 3d, Chairman of FMR LLC, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees.
(2)	Information based on Schedule 13G/A filed with the SEC by T. Rowe Price Associates, Inc. on February 11, 2013. These securities are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. (“Price Associates”) serves as an investment adviser with power to direct investments and/or sole power to vote the securities. For the purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.
(3)	Information based on Schedule 13G/A filed with the SEC by Wellington Management Company, LLP (“Wellington Management”) on February 14, 2013. Wellington Management, in its capacity as investment adviser, may be deemed to beneficially own the reported number of shares, which are held of record by clients of Wellington Management.
(4)	Information based on Scheduled 13G filed with the SEC by AllianceBernstein L.P. on February 13, 2013. AllianceBernstein is a majority owned subsidiary of AXA Financial, Inc. and an indirect majority owned subsidiary of AXA SA. AllianceBernstein may be deemed to share beneficial ownership with AXA reporting persons by virtue of 23,450 shares of common stock acquired on behalf of the general and special accounts of the affiliated entities for which AllianceBernstein serves as a subadvisor. Each of AllianceBernstein and the AXA entities that filed the report acquired their shares of common stock for investment purposed in the ordinary course of tier investment management and insurance businesses.
(5)

Information based on Schedule 13G/A filed with the SEC by Muneer A. Satter on February 14, 2013. Mr. Satter may be deemed the beneficial owner of 912,000 shares as a result of his (and/or his immediate family members’) voting and dispositive power over: (i) 455,500 shares owned by the Muneer A. Satter Revocable Trust dated November 3, 2000 for which Mr. Satter is the trustee; (ii) 215,000 shares owned by the Satter Foundation for which Mr. Satter is a trustee; (iii) 200,000 shares owned by the Satter Children’s Trust I for which Mr. Satter is the investment advisor; (iv) 20,000 shares owned by the Satter Family Trust dated June 10, 2005 for which Mr. Satter is the investment advisor; (v) 6,000 shares owned by the Kristen Hayler Hertel Revocable Trust dated November 29, 2001 for which a member of Mr. Satter’s immediate family acts as the trustee; (vi) 3,000 shares owned by the Gordon and Barbara Anne Hertel Insurance Trust dated November 3, 2000 for which Mr. Satter is the trustee; (vii) 1,500 shares owned by the Abdus Satter Insurance Trust dated November 3, 2000 for which a member of Mr. Satter’s immediate family is the trustee; (viii) 3,000 shares owned by the Anne-Carole Witort Insurance Trust dated November 3, 2000 for which Mr. Satter is the trustee; (ix) 3,000 shares owned by the Rose Shereen Fuqua Insurance Trust dated November 3, 2000 for which a member of Mr. Satter’s immediate family is the trustee; (x) 3,000 shares owned by the Rabi H. Satter Insurance Trust dated November 3, 2000 for which a member of Mr. Satter’s immediate family is the trustee; and (xi) 2,000 shares owned by the John Wood Trust for which a member of Mr. Satter’s immediate family is the trustee. Mr. Satter expressly disclaims beneficial ownership of all such shares other than as attributed to him as a result of his sole voting and dispositive power of each trust.
(6)	Includes 1,500 shares subject to options exercisable within 60 days after March 31, 2013, 833 restricted stock units that will vest within 60 days after March 31, 2013, 16,370 shares held in trust and 10,714 shares held by Mr. Thomas’ spouse. Mr. Thomas disclaims beneficial ownership of shares held by his spouse.
(7)	Includes 1,500 shares subject to options exercisable within 60 days after March 31, 2013 and 833 restricted stock units that will vest within 60 days after March 31, 2013. Also includes 250,000 shares held by Apple Tree Partners I, L.P. and 79,250 shares held by Apple Tree Ventures I LLC, the General Partner of Apple Tree Partners I, LLP. Dr. Harrison is the Managing Member of Apple Tree Ventures I LLC. Dr. Harrison disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein. Also includes 6,750 shares held by Tortoise Foundation, a charitable foundation managed by Dr. Harrison, and 4,504 shares held by Dr. Harrison’s spouse. Dr. Harrison disclaims beneficial ownership of shares held by his spouse.
(8)	Includes 7,214 shares subject to options exercisable within 60 days after March 31, 2013 and 833 restricted stock units that will vest within 60 days after March 31, 2013.
(9)	Includes 250 shares subject to options exercisable within 60 days after March 31, 2013 and 500 restricted stock units that will vest within 60 days after March 31, 2013.
(10)	Includes 1,500 shares subject to options exercisable within 60 days after March 31, 2013 and 833 restricted stock units that will vest within 60 days after March 31, 2013.
(11)	Includes 7,214 shares subject to options exercisable within 60 days after March 31, 2013 and 833 restricted stock units that will vest within 60 days after March 31, 2013.
(12)	Includes 1,500 shares subject to options exercisable within 60 days after March 31, 2013 and 833 restricted stock units that will vest within 60 days after March 31, 2013 and 8,966 shares held by a family trust.
(13)	Includes 110,344 shares subject to options exercisable within 60 days after March 31, 2013.
(14)	Includes 26,148 shares subject to options exercisable within 60 days after March 31, 2013.
(15)	Includes 6,428 shares subject to options exercisable within 60 days after March 31, 2013.
(16)	Includes 201,990 shares subject to options exercisable within 60 days after March 31, 2013 and 5,498 restricted stock units that will vest within 60 days after March 31, 2013.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of the common stock and other equity securities of our company. Officers, directors, and greater than ten percent beneficial owners are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file. Based solely upon information furnished to us and contained in reports filed with the SEC, as well as any written representations that no other reports were required, we believe that filing requirements under Section 16(a) of the Exchange Act for our directors, executive officers and beneficial owners of greater than ten percent were timely satisfied with the exception of one Form 4 for each of Douglas Godshall and Denis Wade which were filed late due to administrative oversight. In making these statements, we have relied on the written representations of our directors and executive officers and copies of their reports filed with the SEC.

OTHER BUSINESS

2014 Stockholder Proposals

Stockholders interested in submitting a proposal to be considered for inclusion in our Proxy Statement and form of Proxy for the 2014 Annual Meeting of Stockholders may do so by following the procedures prescribed by Securities Exchange Act Rule 14a-8. To be eligible for inclusion, proposals must be submitted in writing and received by us at the address appearing as our principal executive offices on or before Thursday, December 19, 2013.

A stockholder of ours may wish to have a proposal presented at the 2014 Annual Meeting of Stockholders, but not to have the proposal included in our Proxy Statement and form of Proxy relating to that meeting.

Pursuant to our bylaws, in most circumstances, no business may be brought before the annual meeting unless it is specified in the notice of meeting (or any supplement thereto) or is otherwise brought before the meeting at the direction of the Board of Directors or by a stockholder of record who otherwise has the right to submit the proposal and who has delivered written notice to us (containing certain information specified in the Bylaws about the stockholder and the proposed action) no later than 120 days prior to the first anniversary of the mailing date of the proxy statement for the preceding year’s annual meeting, i.e., before Thursday, December 19, 2013.

Nominating or Recommending for Nomination Candidates for Director

Our bylaws permit stockholders to nominate directors for election at an Annual Meeting of Stockholders. To nominate a director, the stockholder must provide the information required by our bylaws. In addition, the stockholder must give timely notice to us in accordance with our Bylaws, which, in general, require that the notice be received by us within the time period described above under “2014 Stockholder Proposals” for stockholder proposals that are not intended to be included in our proxy statement.

Transaction of Other Business

At the date of this Proxy Statement, the Board of Directors knows of no other business that will be conducted at the annual meeting to be held on May 21, 2013 other than as described in this Proxy Statement. If any other matter or matters are properly brought before the meeting or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By order of the Board of Directors,

Douglas Godshall

Douglas Godshall

Chief Executive Officer

April [16], 2013

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 20, 2012.

Vote by Internet • Go to www.envisionreports.com/HTWR • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website
Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

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Proposals —	The Board of Directors recommends a vote FOR all the nominees listed. The BOARD OF DIRECTORS (excluding Douglas Godshall (with respect to Proposal No. 4 only), Robert Thomas (with respect to Proposal No. 5 only), Seth Harrison (with respect to Proposal No. 6 only), Timothy Barberich (with respect to Proposal No. 7 only), Cynthia Feldmann (with respect to Proposal No. 8 only), Charles Raymond Larkin, Jr. (with respect to Proposal No. 9 only), Robert Stockman (with respect to Proposal No. 10 only) and Denis Wade (with respect to Proposal No. 11 only) who have abstained from making a recommendation with respect to the Proposal in parenthesis after their name due to their personal interest in that Proposal) RECOMMENDS THAT YOU VOTE FOR PROPOSALS 1 THROUGH 12.

1.	To elect a class of three directors to hold office until the later of our annual meeting of stockholders to be held in 2016 and the date on which their successor is duly elected and qualified:

	For	Withhold		For	Withhold		For	Withhold
01 - Douglas Godshall	☐	☐	02 - Seth Harrison	☐	☐	03 - Robert Stockman	☐	☐

		For	Against	Abstain

2.	To ratify the appointment of Grant Thornton LLP as our registered public accounting firm for the fiscal year ending December 31, 2013.	☐	☐	☐

4.	To approve the grant of 25,000 restricted stock units to Douglas Godshall on the terms set out in the accompanying proxy statement.	☐	☐	☐

6.	To approve the grant of up to 1,000 restricted stock units and 1,000 stock options to Seth Harrison on the terms set out in the accompanying proxy statement.	☐	☐	☐

8.	To approve the grant of up to 1,000 restricted stock units and 1,000 stockoptions to Cynthia Feldmann on the terms set out in the accompanying proxy statement.	☐	☐	☐

10.	To approve the grant of up to 1,000 restricted stock units and 1,000 stock options to Robert Stockman on the terms set out in the accompanying proxy statement.	☐	☐	☐

12.	To ratify the issuance and sale of 1.725 million shares of common stock.	☐	☐	☐

		For	Against	Abstain

3.	To approve, on an advisory basis, the compensation paid to certain executive officers.	☐	☐	☐

5.	To approve the grant of up to 1,000 restricted stock units and 1,000 stock options to Robert Thomas on the terms set out in the accompanying proxy statement.	☐	☐	☐

7.	To approve the grant of up to 1,000 restricted stock units and 1,000 stock options to Timothy Barberich on the terms set out in the accompanying proxy statement.	☐	☐	☐

9.	To approve the grant of up to 1,000 restricted stock units and 1,000 stock options to Charles Raymond Larkin, Jr. on the terms set out in the accompanying proxy statement.	☐	☐	☐

11.	To approve the grant of up to 1,000 restricted stock units and 1,000 stock options to Denis Wade on the terms set out in the accompanying proxy statement.	☐	☐	☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

Please promptly sign, date and return the proxy card to

Computershare Trust Company, N.A., P.O. Box 43070, Providence RI 02940-3070 USA.

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

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Proxy — Heartware International, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HEARTWARE INTERNATIONAL, INC.

The undersigned, a stockholder of HeartWare International, Inc., a Delaware corporation (the “Company”), does hereby appoint Douglas Godshall and Larry Knopf and each of them as Proxies with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the Annual Meeting of Stockholders of the Company to be held at its corporate headquarters, 205 Newbury Street, Suite 101, Framingham, MA, on May 21, 2013 at 5:00 P.M., U.S. Eastern Time (7:00 A.M. on May 22, 2013, Australian Eastern Standard Time), and at any adjournments or postponements thereof, all of the shares of the Company’s common stock that the undersigned would be entitled to vote if personally present. If any nominee for director should be unavailable for election as a result of an unexpected occurrence, the foregoing proxy holders may vote for election of a substitute nominee proposed by the Board of Directors.

(continued on reverse side)

B	Non-Voting Items

Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name appears hereon. If stock is held jointly, signature should include both names. Administrators, Trustees, Guardians and others signing in a representative capacity, please give your full titles.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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■	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.